Exhibit 3.3

Confidential

Execution Version

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

by and among

KE HOLDINGS INC.

MR. ZUO HUI

PERSONS LISTED ON SCHEDULE I

PERSONS LISTED ON SCHEDULE II

PERSONS LISTED ON SCHEDULE III

and

PERSONS LISTED ON PART A OF SCHEDULE IV

Dated November 29, 2019

SCHEDULES AND ANNEXES

Schedule I Holders of Ordinary Shares

Schedule II-A Holders of Series B Preferred Shares

Schedule II-B Holders of Series C Preferred Shares

Schedule II-C Holders of Series D Preferred Shares

Schedule II-D Holders of Series D+ Preferred Shares

Schedule III Ordinary Shareholder Controlling Persons

Schedule IV Existing Significant Group Companies

Schedule V Key Persons

Schedule VI Certain Company Restricted Persons

Schedule VII Tencent Restricted Persons

Schedule VIII Address for Notices

Schedule IX Original Issue Dates and Original Issue Prices

Schedule X Capital Structure

Annex A Registration Rights

Annex B Permitted Investments of Ordinary Shareholder Controlling Persons

Annex C Deed of Adherence

Annex D Memorandum and Articles

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated November 29, 2019, is entered into by and among:

(i)             KE Holdings Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”);

(ii)          Mr. Zuo Hui, a citizen of the PRC, with national identity card number 130302197101190414 (the “Founder”);

(iii)       holders of Ordinary Shares listed on Schedule I;

(iv)      holders of Series B Preferred Shares listed on Schedule II-A;

(v)         holders of Series C Preferred Shares listed on Schedule II-B;

(vi)      holders of Series D Preferred Shares listed on Schedule II-C;

(vii) holders of Series D+ Preferred Shares listed on Schedule II-D;

(viii) Persons listed on Schedule III; and

(ix)      Persons listed on Part A of Schedule IV (each, a “Key Group Company”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company was incorporated on July 6, 2018;

WHEREAS, an Investor Rights Agreement (the “2018 Prior Agreement”), dated December 28, 2018, was entered into by and among the Company, the Founder, Tencent (as defined below) and certain other parties thereto in connection with sale by the Company of certain Series D Preferred Shares (as defined below) to Tencent and certain other investors;

WHEREAS, pursuant to a Series D and Series D+ Preferred Shares Purchase Agreement, dated November 14, 2019, by and among the Company, SVF (as defined below) and certain other parties thereto (the “Share Purchase Agreement”), the Company issued certain Series D Preferred Shares and Series D+ Preferred Shares (as defined below) to SVF on November 15, 2019, and in connection with that issuance, the 2018 Prior Agreement was amended and restated (such amended and restated agreement, the “Prior Agreement”);

WHEREAS, additional share purchase agreements (“Additional Share Purchase Agreements”) were entered into on or after November 15, 2019 and prior to the date hereof, pursuant to which (i) the Company will issue certain Series D+ Preferred Shares to investors including Tencent Mobility (as defined below), Parallel Stellar (as defined below), SC GGF III Holdco, Ltd., SCC Growth V Holdco P, Ltd., and HH PDII Holdings Limited, and (ii) investors including Parallel Stellar, Morespark (as defined below) and HH PDII Holdings Limited will purchase from certain existing shareholders of the Company certain Ordinary Shares and Series B Preferred Shares (each as defined below), as applicable; and

WHEREAS, the Parties desire to modify certain rights, obligations and other terms set out in the Prior Agreement in light of the transactions referred to above. The capital structure of the Company immediately prior to Closing (as defined in the Share Purchase Agreement) and immediately after the Closing on a fully diluted and as-converted basis is as set forth in Schedule X.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree that the Prior Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Definitions.  (a)  As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. With respect to any natural person, each of the following Persons is such natural person’s Affiliate for purposes of this Agreement and the other Transaction Documents: (i) spouse; (ii) parents; (iii) children; (iv) siblings; (v) father-in-law and mother-in-law; (vi) son-in-law and daughter-in-law; (vii) brother-in-law and sister-in-law; (viii) any other person who is a lineal ascendant or descendant of such natural person, including adoptive relationships; and (ix) any other person who is a relative of such natural person and lives in the same household with such natural person (collectively, such natural person’s “Immediate Family Members”). In the case of Parallel Galaxy, “Affiliate” shall also include (i) any general partner or fund manager of a fund that, directly or indirectly, wholly owns Parallel Galaxy, and (ii) any fund that directly or indirectly is Controlled by, under common Control with, or is managed by any general partner or fund manager of a fund that, directly or indirectly, wholly owns Parallel Galaxy. In the case of Parallel Stellar, “Affiliate” shall also include (i) any general partner or fund manager of a fund that, directly or indirectly, wholly owns Parallel Stellar, and (ii) any fund that directly or indirectly is Controlled by, under common Control with, or is managed by any general partner or fund manager of a fund that, directly or indirectly, wholly owns Parallel Stellar. In the case of SVF, “Affiliate” shall also include (i) any Person that directly or indirectly Controls SVF (including, if applicable, any general partner or any fund manager of SVF), and (ii) any Person that directly or indirectly Controls, is Controlled by, is under common Control with, or is managed by SVF, the general partner or the fund manager of SVF, which, for the avoidance of doubt, shall include Softbank Group Corp. and any of Softbank Group Corp.’s Affiliates.

“Alternate Director” means a person appointed pursuant to Section 2.01(d) and appointed as an alternate Director by the appointing Director.

“Applicable ABAC Laws” means anti-corruption laws, regulations or ordinances (including laws prohibiting fraud and tax evasion) applicable to the Company, Group Companies, and their respective Subsidiaries and operations from time to time, including without limitation (i) the U.S. Foreign Corrupt Practices Act of 1977 (as amended), (ii) the

United Kingdom Bribery Act, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) the PRC’s Criminal Law adopted by the National People’s Congress on July 1, 1979, as amended, the PRC Anti-Unfair Competition Law adopted by the National People’s Congress on September 2, 1993, as amended, and the Interim Rules on Prevention of Commercial Bribery issued by the PRC State Administration of Industry and Commerce on November 15, 1996, and (v) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Applicable AML Laws” means applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended; the U.S. Money Laundering Control Act of 1986, as amended; the EU Fourth Money Laundering Directive and legislation enacted by EU Member States to give effect to this and other EU anti-money laundering directives;  the Anti-Money Laundering Law of the People’s Republic of China; and all related laws of other jurisdictions where the Company or any Group Company operates its Business or owns assets prohibiting money laundering, including but not limited to attempting to conceal or disguise the identity of illegally obtained proceeds.

“Applicable Discrimination Law” means all laws and regulations applying to the Company or its Affiliates prohibiting discrimination in the workplace on the basis of any legally protected characteristic, which may include age, disability, ethnicity, gender reassignment, genetics, marriage/civil partnership, national origin, pregnancy, race/color, religion/belief, sex, or sexual orientation.

“Applicable Harassment Law” means all laws and regulations applying to the Company or its Affiliates prohibiting unwelcome conduct in or related to the workplace (including conduct based on one or more protected characteristics set forth in the Applicable Discrimination Laws), including requiring such conduct to be endured as a condition of continued employment or when such conduct is sufficiently severe or pervasive that it creates a work environment that a reasonable person would consider intimidating, hostile or abusive.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended.

“Applicable Liquidation Preference” means, with respect to the holder of Series B Preferred Shares, the Series B Liquidation Preference; with respect to the holder of Series C Preferred Shares, the Series C Liquidation Preference; with respect to the holder of Series D Preferred Shares, the Series D Liquidation Preference; and with respect to the holder of Series D+ Preferred Shares, the Series D+ Liquidation Preference.

“Asset Management Group Company” means each of 北京愿景明德管理咨询有限公司, a PRC company, and its current and future wholly owned Subsidiaries, and the “Asset Management Group” refers to all the Asset Management Group Companies collectively.

“Associated Person” means, in relation to a company or other entity, an individual or entity (including a director, officer, employee, consultant, agent or other representative) who or that has acted or performed services for or on behalf of that company or other entity but only with respect to actions or the performance of services for or on behalf of that company or other entity.

“Baidu” means Baidu (Hong Kong) Limited and its successors and assigns as permitted pursuant to Section 10.01.

“Board” means the board of directors of the Company.

“Business” means, in respect of any Group Company, (i) the business it currently conducts and it currently proposes to conduct, including the provision of online and offline, firsthand and secondhand, real estate sales, brokerage, leasing, renovation, franchising, advertising and other information services (including online brokerage platform) in connection with the real estate industry, and other related businesses and (ii) the Finance Business.

“Business Cooperation Agreement” means the Strategic Cooperation Framework Agreement (战略合作框架协议), dated December 28, 2018, by and among, inter alia, the Company and an Affiliate of Tencent Mobility.

“Business Day” means a day, other than Saturday, Sunday or another day on which commercial banks in New York, Hong Kong, the PRC, London or the Cayman Islands are authorized or required by Applicable Law to close.

“CEO” means the Chief Executive Officer of the Company.

“Class A Ordinary Shares” means class A ordinary shares, par value $0.0001 per share, of the Company.

“Class B Ordinary Shares” means class B ordinary shares, par value $0.0001 per share, of the Company.

“Closing” shall have the meaning given to it in the Tencent Series D+ Share Purchase Agreement (i.e., the purchase and sale of the Series D+ Preferred Shares pursuant to the Tencent Series D+ Share Purchase Agreement).

“Closing Date” shall have the meaning given to it in the Tencent Series D+ Share Purchase Agreement (i.e., the date on which the purchase and sale of the Series D+ Preferred Shares takes place pursuant to the Tencent Series D+ Share Purchase Agreement, being November 29, 2019).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Companies Law” means the Companies Law (2018 Revision), as amended, of the Cayman Islands.

“Company Restricted Person” means (a) each Person as set forth on Schedule VI hereto (the “Subject Person”), and (b) each of the Subject Person’s Affiliates that, directly or indirectly, engages in or holds a majority of the Equity Securities of or otherwise Controls any Person that engages in, any business that satisfies item (ii) below in the first proviso of this paragraph. The Company shall be entitled, from January 1, 2020, to update Schedule VI hereto during the last week of March and/or the last week of September in each calendar year but no more than twice per calendar year; provided that the Company shall not include any Person in Schedule VI hereto after the Closing unless as of the date of the inclusion such Person owns or operates any business that is (i) in the good-faith judgement of the Company material to that Person’s business or strategy and (ii) in direct competition with any Group Company within the PRC, Hong Kong, Macau or Taiwan in online and offline, firsthand and secondhand, real estate sales, brokerage, leasing, renovation, franchising, and advertising and other information services (including online brokerage platform) in connection with the real estate industry; provided further, that the number of Persons set forth on Schedule VI hereto (as may be decreased by the automatic deletion in accordance with the immediately following sentence) shall at all times be no more than ten (10). For the avoidance of doubt, if any of the Subject Persons (other than the Subject Persons as of the date of this Agreement) does not satisfy either standard as set forth in item (i) or (ii) of the foregoing sentence, such Subject Person shall be deemed to be automatically deleted from Schedule VI.

“Company Securities” means the Equity Securities of the Company.

“Compliance Program” means such policies and procedures that: (i) satisfy regulatory guidance, regulatory requirements, and global best practices, in each case related to Applicable ABAC Laws, Sanctions Laws and Applicable AML Laws; and (ii) without prejudice to the generality of the foregoing, are reasonably designed to prevent the Company, its Affiliates, as well as any Associated Person of the Company or any of its Affiliates, from engaging in any activity, practice or conduct that would violate any of the Applicable ABAC Laws, Applicable AML Laws, or Sanctions Laws. The elements of the Compliance Program shall include, but not be limited to, implementation and maintenance of: (i) policies and protocols for conducting risk-based third party and business partner due diligence; (ii) policies and protocols for conducting customer due diligence (including risk-based sanctions screening and Know-Your-Customer (“KYC”) processes), and (iii) regular periodic employee training on the requirements of the Compliance Program and Applicable ABAC Laws, Applicable AML Laws, and Sanctions Laws.

“Contract” means any contract, agreement, undertaking, understanding, commitment, purchase order, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, license or other legally binding arrangement, whether written or oral.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) or more of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors (or analogous governing body) of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” means, collectively, Beijing Lianjia Control Documents, Beijing Yiju Control Documents, and Tianjin Xiaowu Control Documents, each as defined in the Share Purchase Agreement.

“Controlled Companies” means Beijing Lianjia, Beijing Yiju and Tianjin Xiaowu.

“Designated Holder” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Director” means any director of the Company.

“Director Indemnification Agreement” shall have the meaning given to it in the Share Purchase Agreement.

“Domestic Companies” means Beijing Lianjia, Beijing Yiju and Tianjin Xiaowu, and their respective current and future Subsidiaries and consolidated affiliate entities.

“Equity Securities” means, with respect to any Person that is not a natural person, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“ESOP” means (i) the employee share incentive plan of the Company, which was established by a resolution adopted by the Board on August 20, 2018, pursuant to which up to a total of 70,045,087 Class A Ordinary Shares are reserved for issuance (the “2018 ESOP”), and (ii) any other employee share incentive plan of the Company that may be approved by the Shareholders from time to time pursuant to Section 2.11.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Finance Business” means the business that Beijing Yiju and its Subsidiaries currently conduct or propose to conduct as of the date hereof, including without limitation real property transactional bridge finance, consumer finance, microcredit lending, P2P lending, financing guarantee, guaranteed payment, third-party payment processing, insurance brokerage, financial lease, commercial factoring and financial supporting services.

“Form F-3” means Form F-3 promulgated by the SEC under the Securities Act or any substantially similar form then in effect.

“Founder Holding Company” means Propitious Global Holdings Limited, a British Virgin Islands company.

“Founder Parties” means the Founder and the Founder Holding Company.

“Governmental Authority” means (i) any national, federal, state, county, municipal, local or foreign government or other political subdivision or instrumentality thereof, (ii) any entity, authority or body exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, (iii) any agency, division, bureau, department or other political subdivision of any government, entity, authority or body described in the foregoing clauses (i) and (ii) of this definition, (iv) any court, tribunal or arbitrator or (v) any self-regulatory organization. A Governmental Authority also includes public international organizations, i.e., organizations whose members are countries, or territories, governments of countries or territories, other public international organizations or any combination of the foregoing.

“Group Company” means each of the Company, Beijing Lianjia, Beijing Yiju, Tianjin Xiaowu and their respective current and future Subsidiaries and consolidated affiliate entities, and the “Group” refers to all the Group Companies collectively.

“Hillhouse” means, collectively, HH SHL Holdings Limited, HH SPR-IX Holdings Limited and HH PDII Holdings Limited.

“Holders” means the Ordinary Holders and the Preferred Holders.

“Honghua Jingrui” means Tianjin Honghua Jingrui Enterprise Management Partnership Enterprise (Limited Partnership) (天津红华菁睿企业管理合伙企业(有限合伙)), and its successors and assigns as permitted pursuant to Section 10.01.

“Huaxing” means, collectively, Huaxing Fengxiang, Huaxing Fengfu, Honghua Jingrui, Huaxing USD Fund III and Villa Shell I Limited.

“Huaxing Fengfu” means Tianjin Huaxing Fengfu Technology Partnership Enterprise (Limited Partnership) (天津华兴丰富科技合伙企业(有限合伙)), and its successors and assigns as permitted pursuant to Section 10.01.

“Huaxing Fengxiang” means Tianjin Huaxing Fengxiang Technology Partnership Enterprise (Limited Partnership) (天津华兴丰翔科技合伙企业(有限合伙)), and its successors and assigns as permitted pursuant to Section 10.01.

“Huaxing USD Fund III” means Huaxing Growth Capital III, L.P., and its successors and assigns as permitted pursuant to Section 10.01.

“Intellectual Property” means any and all intellectual property, industrial property and propriety rights in any jurisdiction in the world, including (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisionals and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind), (iv) software of all types in whatever medium, inclusive of computer programs, applications, middleware, software development kits, libraries, software development tools, interfaces, firmware, compiled or interpreted programmable logic, objects, bytecode, machine code, videogames, software implementations of algorithms, models and methodologies, source code, object code and executable code, and documentation relating to any of the foregoing, (v) URLs, domain names, web sites, web pages and any part thereof, (vi) technical information, ideas, know-how, trade secrets, confidential information, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, customer lists, databases, proprietary data, and other proprietary information, (vii) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, and (viii) registered and unregistered trade names, trade dress, trademarks, service marks, logos, designs, symbols, slogans, taglines, brands, product names, corporate names, rights to social media accounts, and other indicia of source, origin or quality, and registrations and applications therefor, and the goodwill of the business symbolized or represented by any of the foregoing.

“Key Persons” means the individuals listed on Schedule V.

“Liquidation Event” means any of the following events: (i) a liquidation, dissolution or winding up of the Company, or (ii) any Deemed Liquidation Event.

“Majority Preferred Holders” means the Preferred Holders representing more than fifty percent (50%) of the voting power of all of the Preferred Shares of the Company voting as a single class, calculated on an as-converted basis.

“Memorandum and Articles” means the Third Amended and Restated Memorandum and Articles of Association of the Company, in the form as attached as Annex D hereto, as amended from time to time.

“Morespark” means Morespark Limited and its successors and assigns as permitted pursuant to Section 10.01.

“New Hope” means Green Frontier Investments Limited and its successors and assigns as permitted pursuant to Section 10.01.

“Ordinary Holder” means each holder of Ordinary Shares from time to time as recorded in the Company’s register of members; provided, however, that no Preferred Holder shall be deemed an Ordinary Holder due to such Preferred Holder’s ownership of any Ordinary Share.

“Ordinary Shareholder Controlling Persons” means the individuals listed on Schedule III.

“Ordinary Shares” means the Class A Ordinary Shares and Class B Ordinary Shares.

“Original Issue Date” means (i) with respect to Series B Preferred Shares, the Series B Original Issue Date; (ii) with respect to the Series C Preferred Shares, the Series C Original Issue Date; (iii) with respect to the Series D Preferred Shares, the Series D Original Issue Date; and (iv) with respect to the Series D+ Preferred Shares, the Series D+ Original Issue Date.

“Original Issue Price” means (i) with respect to Series B Preferred Shares, the Series B Original Issue Price; (ii) with respect to the Series C Preferred Shares, the Series C Original Issue Price; (iii) with respect to the Series D Preferred Shares, the Series D Original Issue Price; and (iv) with respect to the Series D+ Preferred Shares, the Series D+ Original Issue Price.

“Parallel Galaxy” means Parallel Galaxy Investment Limited and its successors and assigns as permitted pursuant to Section 10.01.

“Parallel Stellar” means Parallel Stellar Investment Limited and its successors and assigns as permitted pursuant to Section 10.01.

“Permitted Transferee” means (i) with respect to any Preferred Holder, any of its Affiliates that is not a Company Restricted Person, and (ii) with respect to any Ordinary Holder, (x) any Ordinary Shareholder Controlling Person that holds any shares in the Ordinary Holder, (y) any Person that is wholly owned, directly or indirectly, by such Ordinary Shareholder Controlling Person, and (z) any trust or other entity established for bona fide estate planning purposes for the benefit or on behalf of such Ordinary Shareholder Controlling Person or any Immediate Family Member of such Ordinary Shareholder Controlling Person; provided, that in each case of (i) and (ii), a Permitted Transferee with respect to any Shareholder shall not include any Tencent Restricted Person.

“Person” means any individual, corporation, partnership, limited liability company, association (whether incorporated or unincorporated), trust, proprietorship, joint venture, joint-stock company, firm, estate, governmental entity or other entity or organization.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, Macau and Taiwan.

“Preferred Holder” means each holder of Preferred Shares from time to time.

“Preferred Shares” means, collectively, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series D+ Preferred Shares.

“Public Offering” means a firm-commitment underwritten public offering of Ordinary Shares or derivatives thereof and the listing of such securities for trading on a stock exchange or other public market.

“Qualified IPO” means a firm-commitment underwritten initial public offering of the Ordinary Shares and the listing of such shares (or securities representing such shares) for trading on the New York Stock Exchange, Nasdaq Global Market, The Stock Exchange of Hong Kong Limited, Shanghai Stock Exchange or Shenzhen Stock Exchange, with the implied market capitalization of the Company prior to such public offering being no less than the post-money valuation of the Company immediately after the Closing.

“Redemption Event” means the occurrence of any of the followings events: (i) the Company fails to complete a Qualified IPO by December 28, 2023; or (ii) a majority of the Key Persons have ceased to be employed by any Group Company.

“Registrable Securities” means each of the following: (i) any and all Ordinary Shares owned by the Designated Holders or issued or issuable upon conversion of Preferred Shares and any Ordinary Shares issued or issuable upon conversion of any Preferred Shares or exercise of any warrants acquired by any of the Designated Holders after the Closing Date, (ii) any other Ordinary Shares acquired or owned by any of the Designated Holders prior to the effective date of the Qualified IPO, or acquired or owned by any of the Designated Holders after the effective date of the Qualified IPO if such Designated Holder is an Affiliate of the Company and (iii) any Ordinary Shares issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any Ordinary Shares or voting shares issuable upon conversion, exercise or exchange thereof, until, in each case of (i) through (iii) above, (a) a registration statement covering such Registrable Securities has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (b) such Registrable Securities are or are eligible to be sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (c) such Registrable Securities are otherwise Transferred to a Person other than a Permitted Transferee or a Designated Holder.

“Registration Expenses” means all reasonable fees and expenses, other than all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any fees charged by the depositary bank, incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including all registration, filing and qualification fees (including “blue sky” fees and expenses), printers’ and accounting fees (including the expense of delivering a “cold comfort” letter or any special audits incidental to or required by any such registration, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), fees and disbursements of counsel for the Company and underwriters, fees and disbursements of one counsel for the holders of

Registrable Securities and “roadshow” expenses if the underwriters advise that a “roadshow” is advisable to complete the proposed sale of Registrable Securities.

“Regulatory Compliance Material Breach” means a material breach by the Company of certain obligations as separately agreed between the Company and SVF.

“Related Party” of any Group Company (the “Subject Person”) means (a) any shareholder of the Subject Person or its Subsidiaries, the ultimate beneficial controller of such shareholder and any of the Affiliates of such ultimate beneficial controller, (b) any director of the Subject Person or its Subsidiaries, (c) any Key Person, (d) any officer of the Subject Person or its Subsidiaries, (e) any Immediate Family Member of any foregoing Person in (a), (b), (c) or (d), or (f) any Person in which any foregoing Person in (a), (b), (c), (d) or (e) exercises Control or significant influence, including through voting, position or ownership.

“Related Party Transaction” means any Contract or transaction (including the provision of any loan or advance, payment of any fees or remuneration (other than compensation for services rendered in the ordinary course of the Group’s Business, e.g., salary, and not exceeding US$2,500,000 (or its equivalent in any other currency) for each payee per fiscal year) or grant of any guarantee to secure Indebtedness (as such term is defined in the Share Purchase Agreement)) to be entered into by a Group Company, with, in favor of, or for the benefit of any Related Party.

“Remaining Restructuring Steps” shall have the meaning given to it in the Share Purchase Agreement.

“Restricted Country” means any country or region the government or nationals of which SVF or any other Person subject to the jurisdiction of the United States is or becomes prohibited from dealing with under comprehensive sanctions or embargo programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control or by any other U.S. Governmental Authorities (including, but without limitation, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).

“Restructuring” means the shareholding, corporate structure and assets restructuring of certain Affiliates of the Company and related transactions consummated in accordance with the Restructuring Memorandum and the Restructuring Framework Agreement.

“Restructuring Documents” shall have the meaning given to it in the Share Purchase Agreement.

“Restructuring Framework Agreement” means the Restructuring Framework Agreement (“重组框架协议”), dated December 5, 2018, by and among the Company, Beijing Lianjia, Beijing Yiju, Tianjin Xiaowu, shareholders of Beijing Lianjia, Beijing Yiju and Tianjin Xiaowu and other parties thereto.

“Restructuring Memorandum” means the Restructuring Memorandum attached to the 2018 Prior Agreement as Annex E.

“RMB” means Renminbi (人民币), the legal currency of the PRC.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Sanctioned Person” means any individual or entity that is the subject or target of sanctions, prohibitions or restrictions under Sanctions Laws, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions-related restricted party list, including, without limitation, the U.S. Office of Foreign Asset Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List and the EU consolidated list of persons, groups and entities subject to EU financial sanctions, (ii) any entity that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i), or (iii) any national of a Restricted Country.

“Sanctions Laws” means all U.S. and non-U.S. laws relating to economic or trade sanctions, including, without limitation, the laws administered or enforced by the United Kingdom, the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series B Original Issue Date” with respect to Series B Preferred Shares held by any certain Shareholder, means the date set forth against its name (or the name of its permitted assignee) in the column entitled “Original Issue Date” in Part A of Schedule IX.

“Series B Original Issue Price” with respect to Series B Preferred Shares held by any certain Shareholder, means the price set forth against its name (or the name of its permitted assignee) in the column entitled “Original Issue Price” in Part A of Schedule IX, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series B Preferred Shares.

“Series B Preferred Shares” means the series B preferred shares, par value of $0.0001 per share, of the Company.

“Series C Original Issue Date” with respect to Series C Preferred Shares held by any certain Shareholder, means the date set forth against its name (or the name of its permitted assignee) in the column entitled “Original Issue Date” in Part B of Schedule IX.

“Series C Original Issue Price” with respect to Series C Preferred Shares held by any certain Shareholder, means the price set forth against its name (or the name of its permitted assignee) in the column entitled “Original Issue Price” in Part B of Schedule IX, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series C Preferred Shares.

“Series C Preferred Shares” means the series C preferred shares, par value of $0.0001 per share, of the Company.

“Series D Original Issue Date” with respect to Series D Preferred Shares held by any certain Shareholder, means the date set forth against its name (or the name of its permitted assignee) in the column entitled “Original Issue Date” in Part C of Schedule IX.

“Series D Original Issue Price” means US$19, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D Preferred Shares.

“Series D Preferred Shares” means the series D preferred shares, par value of $0.0001 per share, of the Company.

“Series D+ Original Issue Date” with respect to Series D+ Preferred Shares held by any certain Shareholder, means the date set forth against its name (or the name of its permitted assignee) in the column entitled “Original Issue Date” in Part D of Schedule IX.

“Series D+ Original Issue Price” means US$22.80, as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D+ Preferred Shares.

“Series D+ Preferred Shares” means the series D+ preferred shares, par value of $0.0001 per share, of the Company.

“Share” means the shares of the Company.

“Shareholder” means any shareholder of the Company as recorded on the Company’s register of members.

“Significant Group Company” means each Person listed on Schedule IV and any of other current and future Subsidiaries and consolidated affiliate entities of the Company whose revenue for the prior fiscal year exceeds RMB500,000,000 or that is otherwise material to the Group.

“Subject Financing Round” means an equity financing round conducted by the Company after the date hereof.

“Subsidiary” means, with respect to any Person, any other Person that is Controlled directly or indirectly by such Person.

“Sunac” means Shining Wish Investment Limited and its successors and assigns as permitted pursuant to Section 10.01.

“SVF” means SVF II Shell Subco (Singapore) Pte. Ltd. and its successors and assigns as permitted pursuant to Section 10.01.

“SVF Priority Preemptive Right Issuance Round” means a Subject Financing Round (the “Relevant Subject Financing Round”) which fulfils either of the following conditions: (i) the gross fundraising amount of which, together with the gross fundraising amounts of all Subject Financing Rounds, if any, conducted and consummated by the Company prior to the date on which the Relevant Subject Financing Round is proposed, would be less than US$500,000,000; or (ii) the gross fundraising amount of which, together with the gross fundraising amounts of all Subject Financing Rounds, if any, conducted and consummated by the Company after the date hereof and prior to the date on which the Relevant Subject Financing Round is proposed, would be equal to or exceed US$500,000,000, it being agreed, however, that a Relevant Subject Financing Round shall not constitute an SVF Priority Preemptive Right Issuance Round if the gross fundraising amounts of all Subject Financing Rounds conducted and consummated by the Company prior to the date on which the Relevant

Subject Financing Round is proposed were equal to or exceeded US$500,000,000. By way of illustration, if the Company conducts four Subject Financing Rounds and raises US$200,000,000 in each Subject Financing Round, each of the first three Subject Financing Rounds is a SVF Priority Preemptive Right Issuance Round, and the fourth Subject Financing Round is not a SVF Priority Preemptive Right Issuance Round because the gross fundraising amounts of the first three Subject Financing Rounds were equal to or exceeded US$500,000,000.

“Tax” shall have the meaning given to it in the Share Purchase Agreement.

“Tencent” means Tencent Mobility, Parallel Galaxy, Parallel Stellar and Morespark collectively, each a “Tencent Entity”.

“Tencent Mobility” means Tencent Mobility Limited and its successors and assigns as permitted pursuant to Section 10.01.

“Tencent Restricted Person” means each Person listed on Schedule VII.

“Tencent Series D+ Share Purchase Agreement” means the Series D+ Share Purchase Agreement, dated November 25, 2019, by and between the Company, the Founder, Tencent Mobility, Parallel Stellar and certain other parties thereto.

“Transaction Documents” means each of this Agreement, the Share Purchase Agreement, the Additional Share Purchase Agreements, Memorandum and Articles, the Restructuring Documents, the Control Documents, the Director Indemnification Agreement, and each of the other agreements, instruments and documents entered into or otherwise delivered in connection with the transactions contemplated by any of the foregoing.

“Transfer” means, with respect to any Equity Securities of any Person, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Equity Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or to agree or commit to do any of the foregoing, and, (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Equity Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“US$” or “$” means the lawful currency of the United States of America.

“U.S.” means the United States of America.

“Vanke” means Golden Shell (BVI) Company Limited, and its successors and assigns as permitted pursuant to Section 10.01.

“Ziroom Group Company” means each of Ziroom Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands, and its current and future wholly owned Subsidiaries, and the “Ziroom Group” refers to all the Ziroom Group Companies collectively.

(b)                                 Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
2018 Prior Agreement	Recitals
Acquiring Preferred Holder	4.03
Additional Number	5.03(c)
Additional Share Purchase Agreements	Recitals
Agreement	Preamble
Board Observer	2.06(a)
Company	Preamble
Company Option Period	4.01(b)
Company Side Process Agent	10.17(a)
Confidential Information	9.01(b)
Deed of Adherence	3.02
Deemed Liquidation Event	8.02
Dispute Notice	9.14(b)
Dispute Resolution Period	9.14(b)
Excess Shares	4.03
Exercising Rightholder	4.01(e)
FATCA	9.13(a)
First Participation Notice	5.03(b)
First Participation Period	5.03(b)
Founder	Preamble
Founder Directors	2.01(a)(i)
HKIAC	10.09
Initial Redemption Notice	7.02(a)
Initial Redemption Notice Date	7.02(a)
Initial Redemption Requesting Holder	7.02(a)
Investor Directors	2.01(a)(ii)
Key Group Company	Preamble
New Securities	5.02
Non-Compliance Cure Period	9.14(a)
Offered Securities	4.01(a)
Overallotment Option Period	4.01(e)
Oversubscription Participants	5.03(c)
Participation Rights Holder	5.01
Parties	Preamble
Party	Preamble
Permitted Class B Holders	2.13(a)
Preemptive Right	5.01
Preferred Co-Sale Rightholder	4.02(a)
Preferred Option Period	4.01(d)
Preferred Redemption Price	7.01
Preferred Rightholder	4.01(a)
Prior Agreement	Recitals
Pro Rata Share	5.03(b), 4.01(d)
Redemption Date	7.02(a)
Redemption Shares	7.02(a)
Replacement Nominee	2.03(a)
Representatives	9.01(b)(i)
Rules	10.09
Second Notice	4.01(e)
Second Participation Notice	5.03(c)

Second Participation Period	5.03(c)
Series B Liquidation Preference	8.01(d)
Series C Liquidation Preference	8.01(c)
Series D Liquidation Preference	8.01(b)
Series D+ Liquidation Preference	8.01(a)
Share Purchase Agreement	Recitals
Subsidiary Board	2.05
SVF Director	2.01(b)
SVF Non-Compliance Notice	9.14(a)
SVF Participation Notice	5.03(a)
SVF Put Completion Date	9.14(c)
SVF Put Price	9.14(a)
SVF Put Shares	9.14(a)
Tencent Director	2.01(b)
Tencent Option Period	4.01(c)
Trade Sale	8.02(i)
Transfer Notice	4.01(a)
Transferor	4.01(a)

Section 1.02                             Interpretation.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions of sections and sub-sections herein are included for convenience of reference only and shall be disregarded in the construction or interpretation hereof.  References to Articles, Sections, Exhibits, Schedules and Annexes are to Articles, Sections, Exhibits, Schedules and Annexes of this Agreement unless otherwise specified.  All Exhibits, Schedules and Annexes attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the word “include”, “includes” or “including” are used in this Agreement, it shall be deemed to be followed by the words “without limitation”.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including email or other electronic media) in a visible form. The expression “signed” and comparable terms include signature transmitted via email or other electronic media. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that, with respect to any agreement or Contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.  References to any law include all rules and regulations promulgated thereunder.  References to any Person include the successors and permitted assigns of that Person.  A Person is a “wholly owned Subsidiary” of another Person if it has no shareholders other than such other Person and such other Person’s wholly owned Subsidiaries, or if it is Controlled by such other Person via variable interest entity arrangements so that its financial results are entirely consolidated with the financial results of such other Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  In calculations of share numbers or percentages, (i) references to “fully diluted and as-converted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, and (ii) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares.  Any share calculation shall be appropriately adjusted to take into account any share split, share consolidation, recapitalization, bonus issue, reclassification or similar event. Notwithstanding anything to the contrary, for the purposes of this Agreement, (i) any Transfer of any Equity Securities of, any issuance or redemption of Equity Securities by or any change in share capital in a limited partner of any fund that, directly or indirectly, wholly owns Parallel Galaxy, Parallel Stellar or SVF (as the case may be) or the addition or removal of any limited partner of such fund shall not be deemed to be a Transfer of any Shares or otherwise subject to any restriction set forth in Article III and Article IV, and (ii) any direct or indirect mortgage, charge, pledge or otherwise permitting any encumbrance over any Equity Securities in Parallel Galaxy, Parallel Stellar or SVF (as the case may be) or any limited partnership interests in any fund that, directly or indirectly, wholly owns Parallel Galaxy, Parallel Stellar or SVF (as the case may be) shall not be deemed to be any direct or indirect mortgage, charge, pledge or otherwise permitting any encumbrance over any interests in the Shares; in each case of (i) and (ii) above, so long as no Company Restricted Person is a party to the relevant transaction.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.01                             Composition of the Board.

(a)                                 The Board shall consist of up to fourteen (14) Directors, consisting of (i) eight (8) Directors designated by the Founder Holding Company (the “Founder Directors”), and (ii) six (6) Directors designated in accordance with Section 2.01(b) (the “Investor Directors”). The Founder shall be entitled to designate one of the Founder Directors as the Chairman of the Board.

(b)                                 The Investor Directors shall consist of (i) one (1) Director designated by SVF (the “SVF Director”); provided that SVF shall cease to have such designation right if the number of Shares held by SVF is less than fifty percent (50%) of the number of Shares held by SVF immediately after the Closing, (ii) one (1) Director designated by Tencent (the “Tencent Director”); provided that Tencent shall cease to have such designation right if the number of Shares held by Tencent is less than fifty percent (50%) of the number of Shares held by Tencent immediately after the Closing, (iii) one (1) Director designated by Sunac; provided that Sunac shall cease to have such designation right if the number of Shares held by Sunac is less than fifty percent (50%) of the number of Shares held by Sunac immediately after the Closing; (iv) one (1) Director designated by Vanke; provided that Vanke shall cease to have such designation right if the number of Shares held by Vanke is less than fifty percent (50%) of the number of Shares held by Vanke immediately after the Closing; (v) one (1) Director designated by Hillhouse; provided that Hillhouse shall cease to have such designation right if the number of Shares held by Hillhouse is less than fifty percent (50%) of the number of Shares held by Hillhouse immediately after the Closing; and (vi) one (1) Director designated by Huaxing; provided that Huaxing shall cease to have such designation right if the number of Shares held by Huaxing is less than fifty percent (50%) of the number of Shares held by Huaxing immediately after the Closing.

(c)                                  Each Shareholder agrees that, if at any time it is then entitled to vote for the appointment of the Directors, it shall vote all of its Company Securities or execute proxies or written resolutions or consents, as the case may be, and take all other necessary actions (including causing the Company to call an extraordinary general meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(d)                                 Each Director may appoint an Alternate Director from time to time to act during his absence, and such Alternate Director shall be entitled, while holding such office, to receive notices of meetings of the Board or any committee thereof (if the Director who has appointed the Alternate Director is a member of such committee), and attend and vote as a Director at any such meeting at which the appointing Director is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the appointing Director.

(e)                                  To the extent permitted by Applicable Law, in the event that (i) a compensation committee of the Board is established by the Board and (ii) the SVF Director serves on the Board at any time following the establishment of the compensation committee, SVF shall be entitled to designate the SVF Director to that compensation committee; provided, that nothing in this Section 2.01(e) shall obligate the Board to establish a compensation committee.

(f)                                   Notwithstanding anything to the contrary in this Agreement, any right to designate any Director or any Board Observer is individual to the applicable Shareholder and shall not be capable of being transferred or assigned to any Person other than its Permitted Transferee, whether in conjunction with a Transfer of Company Securities or otherwise.

Section 2.02                             Removal.  Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of any Director from the Board, it shall not vote any of its Company Securities or execute proxies or written resolutions or consents, as the case may be, in favor of the removal of any Director who shall have been designated pursuant to Section 2.01 or Section 2.03, unless the Person or Persons entitled to designate or nominate or appoint such Director pursuant to Section 2.01 or Section 2.03 shall have consented to such removal in writing; provided that, if the Person or Persons entitled to appoint any Director pursuant to Section 2.01 or Section 2.03 shall request in writing the removal, with or without cause, of such Director, each Shareholder shall vote all of its Company Securities or execute proxies or written resolutions or consents, as the case may be, in favor of such removal.

Section 2.03                             Vacancies.  If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a)                                 the Person or Persons entitled under Section 2.01 to designate such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 2.01, shall have the exclusive right to designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a Director; and

(b)                                 subject to Section 2.01, each Shareholder agrees that if it is then entitled to vote for the appointment of the Directors, it shall vote all of its Company Securities, or execute proxies or written resolutions or consents, as the case may be, in order to ensure that the Replacement Nominee be appointed to the Board.

Section 2.04                             Director Limitation of Liability and Indemnification.  The Memorandum and Articles shall provide for indemnification of, and advancement of expenses for, each Director for acts on behalf of the Company to the maximum extent permitted by Applicable Law. At the written request of any Director with whom the Company has not entered into an indemnification agreement (or any Person or Persons that appointed such Director), the Company shall promptly enter into an indemnification agreement with such Director in substantially the same form as the Director Indemnification Agreement.

Section 2.05                             Subsidiary Board. If requested by the Majority Preferred Holders, the Significant Group Companies shall have, and the Company and the Founder Parties shall cause each Significant Group Company to have, a board of directors or similar governing body (the “Subsidiary Board”), the authorized size of which at all times be the same size as the Board, and each Preferred Holder shall be entitled to (but shall not be obliged to) nominate and appoint the same number of member(s) to each Subsidiary Board as provided by Section 2.01 above.

Section 2.06                             Board Observers.

(a)                                 For so long as Baidu holds not less than fifty percent (50%) of the number of Shares held by it immediately upon the Closing, Baidu may, by written notice to the Company, appoint or replace one (1) person as a Board observer. For so long as New Hope holds not less than fifty percent (50%) of the number of Shares held by it immediately upon the Closing, New Hope may, by written notice to the Company, appoint or replace one (1) person as a Board observer.  SVF may, by written notice to the Company, appoint or replace one (1) person as a Board observer if and for so long as SVF is entitled to designate an SVF Director pursuant to Section 2.01(b) but chooses not to designate an SVF Director to the Board; provided, that nothing in this sentence shall entitle SVF to appoint a Board observer if an SVF Director serves on the Board.  The Chairman of the Board, in his sole discretion, shall be entitled to grant a Preferred Holder the right to appoint a Board observer in addition to the Board observer referred to in the preceding sentences.  Each of the Board observers appointed in accordance with this Section 2.06(a) is referred to as a “Board Observer”. No Board Observer shall have any voting rights, nor shall any Board Observer be counted towards a quorum.

(b)                                 The Company shall send to each Board Observer the notice of the time and place of each meeting of the Board and the Board documentation provided to the Directors in the same manner and at the same time as it shall send such notice and documentation to the Directors. Upon the request of the Company, each Board Observer shall execute a confidentiality undertaking.

Section 2.07                             Directors’ Access. Each Director shall be entitled to examine the books, accounts and records of any Group Company and shall have free access, at all times, to any and all properties, facilities, personnel and advisors of any Group Company for the purpose of discharging his or her fiduciary duties. The Company shall provide such information relating to the business affairs and financial position of any Group Company as any Director may reasonably request for the purpose of discharging his or her fiduciary duties.

Section 2.08                             [Reserved].

Section 2.09                             Action by the Board.

(a)                                 A quorum of the Board and the applicable Subsidiary Board shall consist of a majority of the Directors (including at least two (2) Investor Directors) then in office.  If notice of the board meeting has been duly delivered to all directors of the Board or the applicable Subsidiary Board prior to the scheduled meeting, or if such notice is duly waived, in each case in accordance with the notice procedure under the charter documents of the applicable Group Company, and the quorum of the Board or the applicable Subsidiary Board is not present within one (1) hour of the time appointed for a meeting due to the absence of any Investor Director, the meeting shall be adjourned to the same place and time three (3) Business Days after the original date set for such meeting; provided that written notice of the adjourned meeting shall be given to all directors of the Board or the applicable Subsidiary Board at least one (1) Business Day before such meeting. If a quorum of the Board or the applicable Subsidiary Board is not present within one (1) hour of the time appointed for such adjourned meeting due to the absence of any Investor Director, the presence of a majority of the Directors, regardless of the presence or absence of any Investor Director, shall constitute a quorum.

(b)                                 Subject to Section 2.10 and Section 2.11, all actions of the Board and each Subsidiary Board shall require the affirmative vote of a majority of the Directors (or the directors of such Subsidiary Board, as the case may be) present at a duly convened meeting of the Board or such Subsidiary Board at which a quorum is present. By way of example, if twelve (12) Directors (or directors of such Subsidiary Board, as the case may be) are present at a duly convened meeting of the Board or such Subsidiary Board at which a quorum is present, actions of the Board or such Subsidiary Board shall require the affirmative vote of at least seven (7) Directors (or directors of such Subsidiary Board, as the case may be) present, regardless of whether the other Directors voted against the action or abstained. Each Director (or directors of such Subsidiary Board, as the case may be) shall have one (1) vote. Nothing in this Section 2.09(b) shall be construed to require that any Subsidiary Board must consist of more than one (1) person. Notwithstanding anything herein to the contrary, any action that may be taken by the Directors at a meeting may be taken by a written resolution signed by all of the Directors.

(c)                                  A Board meeting may be held either in a physical location or telephonically. If held in a physical location, the Board meeting shall be held in a location as may be agreed by a majority of the Directors then in office (including at least two (2) Investor Directors) that takes into account the potential Tax consequences to the Company (taking into account the residency of the Directors), and any Director that is not able to attend the meeting physically shall be entitled to participate by telephone conference or other communications equipment by means of which all the Directors participating in the meeting can communicate with each other at the same time.

Section 2.10                             Board Reserved Matters.  The Company and the Key Group Companies shall not, and the Company, the Key Group Companies and the Founder Parties shall procure each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any action (including any action by the Board or any committee thereof) with respect to any of the following matters, whether in a single transaction or a series of related transactions, directly or indirectly, whether by amendment, merger, amalgamation, consolidation or otherwise, without the affirmative vote at a duly convened meeting of the Board by, or written consent by, (a) at least half of the Investor Directors then in office and (b) at least half of the Founder Directors then in office; provided, that any transaction for the purposes of the Restructuring that is expressly contemplated in the Restructuring Memorandum or the Restructuring Framework Agreement shall not require such affirmative vote or consent in accordance with this Section 2.10:

(i)                                     any change of auditors of any Group Company;

(ii)                                  any change of accounting policies applicable to any Group Company, except for any change mandated by official changes in accounting rules or application guidance that is mandated by Applicable Laws to be adopted, or any change required by the applicable stock exchange in connection with a Qualified IPO;

(iii)                               any acquisition, investment, or a series of related acquisitions or investments, the consideration of which exceeds the greater of (A) RMB500,000,000 and (B) fifty percent (50%) of the operating net cash flow of the Company for the prior fiscal year;

(iv)                              except as otherwise provided in Section 2.10(iii), any capital commitment or expenditure in a single transaction or transactions within any consecutive twelve (12) months in the aggregate, the consideration of which exceeds the lower of (A) RMB500,000,000 and (B) five percent (5%) of the net assets of the Company for the prior fiscal year;

(v)                                 except as otherwise provided in this Agreement, any Transfer, disposal of, or creation of any encumbrance on, any Equity Securities of any Group Company (other than the Company) or any asset of any Group Company, in a single transaction or transactions within any consecutive twelve (12) months in the aggregate, involving a value of the lower of (A) RMB1,000,000,000 and (B) five percent (5%) of the net assets of the Company for the prior fiscal year;

(vi)                              creation, incurrence or authorization of the creation of any debt on behalf of any Group Company, in a single transaction or transactions within any consecutive twelve (12) months in the aggregate, with a principal amount in excess of the lower of (A) RMB500,000,000 and (B) five percent (5%) of the net assets of the Company for the prior fiscal year;

(vii)                           any guarantee provided to any Person other than a wholly owned Group Company, except (A) any guarantee provided for the benefit of any Ziroom Group Company or any Asset Management Group Company, in the ordinary course of business of the Ziroom Group or the Asset Management Group (as applicable); provided that the aggregate guaranteed amount to all Ziroom Group Companies and Asset Management Group Companies at any given time shall not exceed thirty percent (30%) of the net assets of the Group for the prior fiscal year, and (B) any guarantee provided solely for the conduct of the Finance Business in the ordinary course of business and on arm’s length terms;

(viii)                        any amendment to or termination of or waiver under any of the Control Documents or any provisions thereunder;

(ix)                              the establishment of any joint venture, partnership or non-wholly owned Subsidiary excluding any establishment of a new joint venture in the ordinary course of business and on arm’s length terms with any bona fide third party, but not excluding any conversion of a wholly owned Group Company into any joint venture;

(x)                                 any disposal of (including any sale, assignment or transfer of, or grant of any exclusive license under, exclusive option, right of first refusal, or right of first offer to acquire or license, or any other prohibition on any Group Company from using or permitting third parties to use ) any Intellectual Property owned by any Group Company that is material to the Group, other than intra-group transfers to any wholly owned Subsidiaries of the Company; or

(xi)                              enter into any Related Party Transaction, other than (A) intra-group Contracts or transactions with or among wholly owned Subsidiaries of the Company, or with or among non-wholly owned Subsidiaries that is in the ordinary course of business and on arm’s length terms, (B) any Related Party Transaction or a series of Related Party Transactions in the ordinary course of business and on arm’s length terms with a value not exceeding US$1,500,000 within the same fiscal year in the aggregate, (C) any Contract or transaction in connection with the establishment or implementation of trusts in relation to any duly approved ESOP or any grant thereunder or exercise thereof, or any loans provided to the officers in connection with any grant under or exercise of ESOP in accordance with the terms of a duly approved ESOP plan, (D) Contracts or transactions contemplated under the Business Cooperation Agreement, (E) any Contract or transaction with any Ziroom Group Company or any Asset Management Group Company in the ordinary course of business, on arm’s length terms and priced at fair market value, (F) any guarantee as described in, and subject to the limitations contained in, Section 2.10(vii)(A), and (G) any Contract or transaction between any Group Company on the one hand and a Preferred Holder or its Affiliate(s) that is a real estate developer on the other hand pursuant to which the Group Company provides firsthand real estate sales or brokerage services to that real estate developer, if that Contract or transaction is in the ordinary course of business, on arm’s length terms and priced at fair market value.

Section 2.11                                   Shareholder Reserved Matters. The Company and the Key Group Companies shall not, and the Company, the Key Group Companies and the Founder Parties shall procure each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any action (including any action by the Board or any committee thereof) with respect to any of the following matters, whether in a single transaction or in a series of related transactions, directly or indirectly, whether by amendment, merger, amalgamation, consolidation or otherwise, without approval or written consent from (a) Ordinary Holders representing more than fifty percent (50%) of the voting power of all of the Ordinary Shares of the Company voting as a single class and (b) the Majority Preferred Holders; provided that, any transaction for the purposes of the Restructuring that is expressly contemplated in the Restructuring Memorandum or the Restructuring Framework Agreement shall not require approval or consent in accordance with this Section 2.11; provided further that where any such action requires the approval of a special resolution under the Companies Law and if the relevant approval or written consent has not been obtained from the Ordinary Holders representing more than fifty percent (50%) of the voting power of all of the Ordinary Shares of the Company voting as a single class and the Majority Preferred Holders, then all the Shareholders voting against such resolution shall have the voting rights equal to the aggregate power of all the Shareholders voting in favor of such resolution plus one:

(i)                                     any Public Offering other than a Qualified IPO;

(ii)                                  any issuance or authorization of issuance of any securities (including Equity Securities and bond instruments) by the Company except (A) securities issued or authorized to be issued since the Closing Date that do not exceed in the aggregate ten percent (10%) of the total issued and outstanding securities of the Company on an as-converted and fully diluted basis immediately after the Closing Date, for an effective issue price per Ordinary Share (on an as-converted basis) not less than the Series D+ Original Issue Price (for the avoidance of doubt, any issuance separately approved as a reserved matter in accordance with this Section 2.11(ii) shall not be counted toward this ten percent (10%) limit), and (B) in addition to and not exclusive with the ten percent (10%) limit referred to in Section 2.11(ii)(A) above, Ordinary Shares issued or authorized to be issued since the Closing Date in connection with any acquisition transaction in the ordinary course of business that do not exceed in the aggregate three percent (3%) of the total issued and outstanding securities of the Company on an as-converted and fully diluted basis immediately after the Closing date, for an effective issue price per Ordinary Share not less than the Series D+ Original Issue Price;

(iii)                               any issuance or authorization of issuance of any securities (including Equity Securities and bond instruments) by any Group Company other than the Company that is not solely to implement a transaction that has been separately approved as or expressly exempted from being a reserved matter pursuant to Section 2.10(ix);

(iv)                              any amendment, modification or waiver of any provision of any charter document of the Company or any Significant Group Company that is not solely to implement a transaction that has been separately approved as or expressly exempted from being a reserved matter pursuant to Section 2.10(ix) or Section 2.11(ii), (iii), (vi) or (vii);

(v)                                 any adoption of, material amendment to or termination of any ESOP, or any increase to the total number of Equity Securities issuable pursuant to the 2018 ESOP, other than the adoption of the 2018 ESOP, any amendment of the 2018 ESOP that does not have the effect of increasing the total number of Equity Securities issuable pursuant thereto, termination of the 2018 ESOP, and any issuance of grants pursuant to the 2018 ESOP;

(vi)                              repurchase, redemption, share subdivision, share combination, share split, recapitalization, reclassification or similar event in respect of any Equity Securities of any Group Company or otherwise make any changes to its capital structure other than as expressly contemplated in this Agreement or the Memorandum and Articles, or reclassification solely to implement a transaction that has been separately approved as or expressly exempted from being a reserved matter pursuant to Section 2.11(vii);

(vii)                           any merger, amalgamation or consolidation of the Company or any Significant Group Company with or into any Person, or any other corporate reorganization of the Company or any Significant Group Company;

(viii)                        any pledge of Equity Securities of any Group Company by the Founder Parties to any Person, other than any pledge of Equity Securities of any Group Company in compliance with Section 3.03(ii);

(ix)                              any disposal of any asset of any Group Company established in the PRC to a third party prior to the completion of the Restructuring other than any such transaction expressly contemplated by the Restructuring Memorandum or the Restructuring Framework Agreement;

(x)                                 any disposal of all or substantially all assets or the Business of the Group to a third party;

(xi)                              any action that would result in the Company ceasing to be an exempted company with limited liability;

(xii)                           any material change of the scope or nature of the Business, or cessation of any business line of the Group;

(xiii)                        the liquidation, dissolution, winding up or commencement of bankruptcy or similar proceedings of the Company or any Significant Group Company;

(xiv)                       any declaration or payment of a dividend on Equity Securities by any Group Company established in the PRC prior to the completion of the Restructuring other than any such transaction expressly contemplated by the Restructuring Memorandum or the Restructuring Framework Agreement; or

(xv)                          any declaration or payment of a dividend on Equity Securities with a total amount exceeding fifteen percent (15%) of gross profits of the Company for the prior fiscal year other than any declaration or payment of a dividend on Equity Securities for the purposes of payment of (A) any Preferred Redemption Price in accordance with Article VII, or (B) the SVF Put Price in accordance with Section 9.14.

Section 2.12                             Tencent Reserved Matters.  For so long as Tencent holds at least fifty percent (50%) of the Series D Preferred Shares held by it immediately after the Closing and at least four point four percent (4.4%) of the issued and outstanding Company Securities on a fully diluted and as-converted basis, the prior written consent of Tencent shall be required for any of the following transactions:

(a)                                 any new issuance of Equity Securities by any Group Company to any Tencent Restricted Person; or

(b)                                 any transaction or series of related transactions, whether by merger, consolidation, amalgamation, sale or issuance of equity, scheme of arrangement or otherwise, pursuant to or as a result of which (i) a Tencent Restricted Person directly or indirectly acquires voting securities or voting power of any Group Company representing a majority of the voting securities or voting power of such Group Company immediately following such transaction(s), (ii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies is made to a Tencent Restricted Person, or (iii) an exclusive licensing or sale of all or substantially all Intellectual Property owned by the Group to a Tencent Restricted Person.

For the avoidance of doubt, without prejudice to the rights of any Shareholder specifically provided in this Agreement, none of the foregoing restrictions shall restrict the Company’s freedom to engage in good-faith business cooperation with any Tencent Restricted Person not involving a Trade Sale or an issuance or sale of the shares of any Group Company.

Section 2.13                             Dual-Class Shareholder Voting.

(a)                                 The Parties acknowledge that the authorized Ordinary Shares consist of two classes: (i) Class A Ordinary Shares, which shares shall carry one (1) vote per share, and (ii) Class B Ordinary Shares, which shares shall carry ten (10) votes per share.  The Class B Ordinary Shares shall only be held by the Founder, his wholly owned holding entities, or any trust or other entity established for bona fide estate planning purposes for the benefit of or on behalf of him or his Immediate Family Member (together, the “Permitted Class B Holders”).

(b)                                 Upon a Transfer of any Class B Ordinary Shares by a Permitted Class B Holder to any Person (other than to any other Permitted Class B Holder), such Class B Ordinary Shares shall automatically and immediately be converted into an equal number of Class A Ordinary Shares.  If the Founder ceases to be an employee of any Group Company, the Class B Ordinary Shares beneficially owned by him and each Permitted Class B Holder, if any, shall automatically and immediately be converted into an equal number of Class A Ordinary Shares.  Under no circumstances shall any Preferred Shares other than Preferred Shares that may be owned by the Founder or any Permitted Class B Holder be convertible into the Class B Ordinary Shares.

(c)                                  Upon consummation of a Qualified IPO, all Preferred Shares shall automatically convert into Class A Ordinary Shares in accordance with the Memorandum and Articles.  For the avoidance of doubt, nothing in this Agreement or any other Transaction Document requires the conversion of Class B Ordinary Shares into Class A Ordinary Shares upon consummation of a Qualified IPO.

Section 2.14                             Chief Executive Officer.  The Founder shall be entitled to designate the CEO, and the Company and all Shareholders shall cause the Founder (or a person as may be designated by the Founder in writing), who shall have the requisite qualifications for such position to represent the interest of the Company and not cause any material adverse effect on any Group Company, to be appointed as the CEO. If a CEO commits a criminal offence which may materially adversely affect the Qualified IPO of the Group or result in any material damage to the reputation or Business of the Group, or willfully and repeatedly disregards the written instructions of the Board in a manner that materially adversely affects the Group, then the Founder shall be obliged to remove the CEO and appoint a replacing CEO; provided, that if the Founder himself is the CEO, he shall not be subject to removal from the CEO position.

Section 2.15                             Termination. The provisions of this Article II, other than Section 2.13, shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE III

GENERAL PROVISIONS ON TRANSFER

Section 3.01                             General Restrictions on Transfer.  Each Shareholder agrees that it shall not Transfer any Company Securities (or solicit any offer in respect of any Transfer of any Company Securities), except in compliance with all Applicable Laws and the terms and conditions of this Agreement. Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s share register or equivalent documents to such attempted Transfer.

Section 3.02                             Permitted Transfer.  Subject to Sections 2.12, 3.04 and 3.05, (a) any Shareholder may Transfer any or all of its Company Securities (i) to one or more Permitted Transferees or, solely with respect to Parallel Galaxy, Parallel Stellar or SVF (as the case may be), notwithstanding anything to the contrary in Section 3.06, to any and all of the limited partners of the fund that, directly or indirectly, wholly owns Parallel Galaxy, Parallel Stellar or SVF (as the case may be), in proportion to the interest each such limited partner has in such fund upon the expiration of the investment period and in anticipation of winding up of such fund as part of the liquidation distribution process, without the consent of the Board or any other Shareholder and without compliance with Section 4.01, (ii) to the Company pursuant to any repurchase right or right of first refusal held by the Company pursuant to any duly approved ESOP (including the Company’s right to repurchase Shares granted under any duly approved ESOP in the event of termination of employment under terms and conditions as provided in such ESOP), without the consent of the Board or any other Shareholder and without compliance with Section 4.01, (iii) to one or more Persons that are not Permitted Transferees, subject to compliance with Section 4.01, or (iv) to one or more Persons that are not Permitted Transferees, pursuant to the Company’s redemption or repurchase obligations in accordance with Section 7.06, and (b) in addition, subject to Section 3.03 and Article IV, the Founder Parties may Transfer any or all of their Company Securities to one or more Persons that are not Permitted Transferees of the Founder Holding Company; provided that, in each case, such Person shall have executed and delivered a deed of adherence (the “Deed of Adherence”) in the form attached as Annex C, agreeing to comply with and be bound by the terms of this Agreement as if it were the transferring Shareholder. For the avoidance of doubt, subject to Section 2.11(viii), no Shareholder shall pledge, mortgage, charge or otherwise create any encumbrance over any Company Securities held by it (other than an encumbrance over Company Securities as security in favor of any financial institution as a lender that is not a Tencent Restricted Person as part of a bona fide commercial bank lending transaction where such financial institution has agreed in writing with the Company that it will not sell the Company Securities to any third party without first granting to the Company a right of first refusal to purchase such Company Securities) without prior written consent of the Company and the Founder Parties shall not pledge any Equity Securities of any Group Company to any Tencent Restricted Person.

Section 3.03                             Restrictions on Founder Transfer.  Subject to Section 2.11(viii), the Founder Parties shall not, without the prior written consent of the Majority Preferred Holders, Transfer any Equity Securities of any Group Company to any Person and shall not, without the prior written consent of Tencent, Transfer any Equity Securities of any Group Company to any Tencent Restricted Person, except for (i) any Transfer to any Permitted Transferee of the Founder Holding Company, (ii) any Transfer that constitutes no more than five percent (5%) of the Company Securities on a fully diluted and as-converted basis as of the Closing Date in the aggregate to any Person that is not a Tencent Restricted Person, or (iii) any Transfer that constitutes no more than five percent (5%) of the Company Securities on a fully diluted and as-converted basis as of the Closing Date in the aggregate to any Person that is not a Tencent Restricted Person and the proceeds of which is injected within ninety (90) days of such Transfer into, and used to offset any operational loss incurred by, a Founder-invested business (i.e., the business conducted by the Ziroom Group and the business conducted by the Asset Management Group). For the avoidance of doubt, any Transfer by any Founder Party may, as applicable, be counted toward either but not both of the five percent (5%) limit referred to in Section 3.03(ii) above and the five percent (5%) limit referred to in Section 3.03(iii) above. Notwithstanding anything to the contrary in this Agreement, any Transfer in accordance with any of sub-sections (i) through (iii) above shall not be subject to compliance with Sections 4.01 or 4.02.

Section 3.04                             Restrictions on Transfer to Company Restricted Persons.  Notwithstanding anything to the contrary in this Agreement, no Shareholder shall, without the prior written consent of the Founder, Transfer any Company Securities to any Company Restricted Person.

Section 3.05                             Restrictions on Transfer of Ordinary Shares.  Notwithstanding anything to the contrary in this Agreement but subject to Section 3.03, no holder of the Ordinary Shares (other than Ordinary Shares converted from the Preferred Shares) shall, prior to the earlier of the completion of the Qualified IPO or January 1, 2023 and without the prior written consent of the Founder, Transfer any Ordinary Shares to any Person.

Section 3.06                             No Avoidance.  Subject to the provisions set out in the last sentence of Section 1.02, the Parties agree that (a) the Transfer restrictions in this Agreement and in the Memorandum and Articles shall not be capable of being avoided by the holding of shares through one or more entities in which interests may be transferred free of such restrictions, and (b) any Transfer of Equity Securities of a Shareholder or Ordinary Shareholder Controlling Person, and any issuance of Equity Securities of a Shareholder or Ordinary Shareholder Controlling Person other than on a pro rata basis to shareholders of such Shareholder or Ordinary Shareholder Controlling Person (as the case may be), shall be deemed to be a Transfer of a pro rata portion of the Equity Securities of the Company directly or indirectly held by such Shareholder or Ordinary Shareholder Controlling Person (as the case may be).

Section 3.07                             Termination. The provisions of this Article III shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE IV

RIGHT OF FIRST REFUSAL; CO-SALE RIGHTS

Section 4.01                             Right of First Refusal.

(a)                                 Subject to Article III, if any Ordinary Holder or Preferred Holder (a “Transferor”) proposes to Transfer any Company Securities to one or more Persons, the Transferor shall give the Company, the Founder and each Preferred Holder (each Preferred Holder, a “Preferred Rightholder”), a written notice of the Transferor’s intention to effect the Transfer (the “Transfer Notice”), which shall include a description of such Company Securities to be transferred (the “Offered Securities”), the identity and address of the prospective transferee and the consideration and other material terms upon which the proposed Transfer is to be effected.

(b)                                 The Company and the Founder shall have an option for a period of twenty (20) Business Days following receipt of the Transfer Notice (the “Company Option Period”) to elect to purchase, together or alone, all or any portion of the Offered Securities at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor in writing before expiration of the Company Option Period as to the number of such Offered Securities that it intends to purchase.

(c)                                  If and only if the prospective transferee is a Tencent Restricted Person and any such Offered Securities have not been purchased by the Company or the Founder pursuant to Section 4.01(b), Tencent shall, after the Company Option Period and prior to the Preferred Option Period, have an option for a period of twenty (20) Business Days upon expiration of the Company Option Period (the “Tencent Option Period”) to elect to purchase all or any portion of the remaining Offered Securities at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Tencent Option Period as to the number of the remaining Offered Securities that it intends to purchase.

(d)                                 In the event that the Offered Securities are not Preferred Shares and any such Offered Securities have not been purchased by the Company or the Founder pursuant to Section 4.01(b) or, if applicable, by Tencent pursuant to Section 4.01(c), each Preferred Rightholder shall have an option for a period of twenty (20) Business Days upon expiration of the Company Option Period (in case that the prospective transferee is not a Tencent Restricted Person) or the Tencent Option Period (in case that the prospective transferee is a Tencent Restricted Person) (the “Preferred Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the remaining Offered Securities at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Preferred Option Period as to the number of such Offered Securities that it intends to purchase.  For the purpose of this Section 4.01, the “Pro Rata Share” of a Preferred Rightholder of the applicable Offered Securities shall be equal to (i) the total number of such remaining Offered Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Preferred Rightholder on the date of the Transfer Notice (including all Preferred Shares held by such Preferred Rightholder on an as-converted basis) and the denominator of which shall be the total number of Ordinary Shares held by all Preferred Rightholders on such date (including all Preferred Shares held by such Preferred Rightholders on an as-converted basis).

(e)                                  If any Preferred Rightholder fails to exercise its right to purchase its full Pro Rata Share of the applicable Offered Securities in accordance with Section 4.01(d), the Transferor shall deliver written notice hereof (the “Second Notice”), within five (5) days after the expiration of the Preferred Option Period, to each Preferred Rightholder that elected to purchase its entire Pro Rata Share of the applicable Offered Securities (the “Exercising Rightholder”). Subject to Section 4.03, each Exercising Rightholder shall have a right of overallotment that entitles it to exercise an additional right to purchase such unpurchased Offered Securities by notifying the Transferor and the Company in writing within twenty (20) days after receipt of the Second Notice (the “Overallotment Option Period”); provided, however, that if the Exercising Rightholders desire to purchase in the aggregate more than the number of such unpurchased Offered Securities, then such unpurchased Offered Securities will be allocated to the extent necessary among the Exercising Rightholders in accordance with their relative Pro Rata Shares (or as otherwise agreed in writing among the Exercising Rightholders).

(f)                                   If the Company, the Founder, Tencent or any Preferred Rightholder (as the case may be) gives the Transferor and/or the Company (as the case may be) written notice pursuant to Sections 4.01(b), (c), (d) or (e) (as the case may be), that it desires to purchase Offered Securities, and, as the case may be, any overallotment thereof, then payment for the Offered Securities to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against transfer of such Offered Securities to be purchased and, in case of a transfer to Tencent or a Preferred Rightholder, an executed instrument of transfer, at a place agreed by the Transferor, the Company, Tencent or the exercising Preferred Rightholder (as the case may be) and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the twentieth (20th) Business Day after expiration of the Company Option Period (in case of any purchase by the Company or the Founder), the Tencent Option Period (in case of any purchase by Tencent), or the Preferred Option Period or the Overallotment Option Period (as the case may be) (in case of any purchase by any Preferred Rightholder).

(g)                                  Notwithstanding anything to the contrary in this Agreement, the Company itself shall under no circumstances be deemed to be an Ordinary Holder or a Preferred Holder for purposes of this Section 4.01 and Section 4.02.

Section 4.02                             Co-Sale Rights.

(a)                                 In the event of any proposed Transfer of Ordinary Shares where any Founder Party is the Transferor, to the extent that any Preferred Rightholder that is entitled to exercise but does not exercise its right of first refusal as to any Offered Securities proposed to be sold by the Transferor to the prospective transferee identified in the Transfer Notice, such Preferred Rightholder (the “Preferred Co-Sale Rightholder”) shall have the right to participate in such sale, to the prospective transferee identified in the Transfer Notice on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within twenty (20) Business Days upon the expiration of the Preferred Option Period or the Overallotment Option Period (as the case may be); provided that no Preferred Co-Sale Rightholder shall be obligated in connection with such Transfer (i) to pay any amount with respect to any liabilities arising from the representations and warranties made by it in excess of its share of the total consideration paid by the prospective transferee, (ii) to make any representations or warranties concerning the Business or assets of the Group or any Group Company, or (iii) enter into any non-competition or non-solicitation covenant or agreement.

(b)                                 The maximum number of Company Securities that each Preferred Co-Sale Rightholder may elect to sell shall be equal to the product of (i) the aggregate number of the Offered Securities subject to the co-sale right herein, multiplied by (ii) a fraction, the numerator of which shall be the number of Ordinary Shares held by such Preferred Co-Sale Rightholder on an as-converted basis as of the date of the Transfer Notice and the denominator of which shall be the total number of Ordinary Shares held by the Transferor and all participating Preferred Co-Sale Rightholders as of the date of the Transfer Notice on an as-converted basis.

(c)                                  Each Preferred Co-Sale Rightholder shall effect its participation in the sale by promptly delivering to the Transferor for Transfer to the prospective transferee, before the applicable closing, one or more share certificates, which represent the type and number of Company Securities that the Preferred Co-Sale Rightholder elects to sell, together with an instrument of transfer in respect of such Company Securities duly executed by or on behalf of such Preferred Co-Sale Rightholder.

(d)                                 The share certificate or certificates that each Preferred Co-Sale Rightholder delivers to the Transferor pursuant to Section 4.02(c) shall be submitted to the Company for cancellation and the Company shall, upon the consummation of the sale of the Company Securities pursuant to the terms and conditions specified in the Transfer Notice, issue a new share certificate to each Preferred Co-Sale Rightholder for the remaining balance. The Company shall update its register of members upon consummation of such Transfer to record the Transfer of such Company Securities from the Preferred Co-Sale Rightholder to the transferee. To the extent one or more Preferred Co-Sale Rightholders exercise such right of co-sale in accordance with the terms and conditions set forth herein, the number of Offered Securities that the Transferor may sell in the Transfer to the third party transferee identified in the Transfer Notice shall be correspondingly reduced.

(e)                                  The Company Securities that the Preferred Co-Sale Rightholder(s) elect to sell by way of participation in such sale, as represented by the share certificate or certificates that each Preferred Co-Sale Rightholder delivers to the Transferor pursuant to Section 4.02(c) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit, or shall procure the prospective transferee concurrently therewith remit to each such Preferred Co-Sale Rightholder that portion of the sale proceeds to which such Preferred Co-Sale Rightholder is entitled by reason of its participation in such sale.

(f)                                   To the extent that any prospective purchaser does not agree to the participation by a Preferred Co-Sale Rightholder in a proposed Transfer or otherwise refuses to purchase the Company Securities from a Preferred Co-Sale Rightholder, the Transferor shall not sell to such prospective purchaser any Offered Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Preferred Co-Sale Rightholder such Company Securities that such Preferred Co-Sale Rightholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights under this Section 4.02 for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(g)                                  The Transferor may consummate the Transfer of any Offered Securities that remain after the exercise of the right of first refusal by the Company, Tencent and the Preferred Rightholders and the co-sale right by the Preferred Co-Sale Rightholders pursuant to Section 4.01 or Section 4.02 to the prospective transferee, no later than one hundred and seventy (170) days (in case the prospective transferee is not a Tencent Restricted Person) or one hundred and forty (140) days (in case the prospective transferee is a Tencent Restricted Person) following delivery to the Company, the Founder and each Preferred Rightholder of the Transfer Notice, which shall be on the terms and conditions no more favorable to the prospective transferee than those described in the Transfer Notice.  Any proposed transfer at a lower price or upon non-price terms and conditions that are more favorable to the prospective transferee than those described in the Transfer Notice, as well as any proposed transfer of any Company Securities by the Transferor after such 170-day or 140-day period (as the case may be) following delivery to the Company, the Founder and each Preferred Rightholder of the Transfer Notice, shall again be subject to the right of first refusal by the Company, Tencent and the Preferred Rightholders and the co-sale right by the Preferred Co-Sale Rightholders, as applicable, and shall require compliance by the Transferor with the procedures described in Sections 4.01 and 4.02 of this Agreement.

Section 4.03                             Maximum Shareholding. If any Preferred Holder or any of its Affiliates (other than SVF and any of its Affiliates) (each such Preferred Holder for purposes of this Section 4.03, an “Acquiring Preferred Holder”) acquires any Preferred Shares from any other Preferred Holder or through the exercise of the right of first refusal pursuant to Section 4.01 (except pursuant to Section 4.01(b) and Section 4.01(c)) or the exercise of the preemptive right pursuant to Article V, in each case as a result of which such Acquiring Preferred Holder, together with its Affiliates, holds more than one-third (1/3) of the then issued and outstanding Preferred Shares, then such Acquiring Preferred Holder and its Affiliates shall not be entitled to vote, with respect to the portion (and only such excess portion) of the Preferred Shares held by it and its Affiliates (if any) that is in excess of one-third (1/3) of the then issued and outstanding Preferred Shares (the “Excess Shares”) and the Excess Shares shall not be included in the number of total issued and outstanding Preferred Shares for the purpose of determining the relevant consent or approval threshold that may be required from the Preferred Holders (or any series or class thereof) or the Shareholders. For the avoidance of doubt, the foregoing shall not, at any time, affect the voting rights of any Preferred Shares held by any such Acquiring Preferred Holder or its Affiliate that is less than or equal to one-third (1/3) of the then total issued and outstanding Preferred Shares. SVF hereby agrees that SVF, together with its Affiliates, shall not hold more than one-third (1/3) of the then issued and outstanding Preferred Shares without the prior written consent of the Company.

Section 4.04                             Termination. The provisions of this Article IV shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE V

PREEMPTIVE RIGHTS

Section 5.01                             General.  Each Shareholder (each, a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).  Notwithstanding the foregoing, SVF shall have a priority preemptive right in any SVF Priority Preemptive Right Issuance Round in accordance with and subject to Section 5.03(a).

Section 5.02                             New Securities.  “New Securities” means any Preferred Shares, any Ordinary Shares or other Company Securities, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares, other Company Securities, or securities of any type whatsoever that are, may become, exercisable for, convertible into or exchangeable into for Preferred Shares, Ordinary Shares or other Company Securities; provided, however, that the term “New Securities” shall not include any of the following:

(a)                                 Ordinary Shares issued upon conversion of the Preferred Shares or another class of Ordinary Shares;

(b)                                 securities issued as a dividend or distribution on the Preferred Shares;

(c)                                  Ordinary Shares issuable upon share split, share dividend or any subdivision of Ordinary Shares;

(d)                                 Ordinary Shares (or options or warrants therefor) issued or issuable to officers, directors, employees and consultants of the Company pursuant to a duly approved ESOP;

(e)                                  Company Securities to be issued under the Share Purchase Agreement, the Additional Share Purchase Agreements, the Restructuring Memorandum or the Restructuring Framework Agreement other than those issued in consideration for or in connection with the reduction of registered capital of Beijing Lianjia or Beijing Yiju in accordance with the Restructuring Framework Agreement;

(f)                                   any securities issued pursuant to the acquisition of or the investment in another entity by the Company by consolidation, merger, purchase of assets, investment or reorganization whereby (A) such acquisition or investment has been duly approved by the Board as a reserved matter pursuant to Section 2.10(iii) and the effective issue price per Ordinary Share thereunder is not less than the Series D+ Original Issue Price, or (B) such securities falls within the exemption contained in Section 2.11(ii)(B); and

(g)                                  subject to Section 5.05, any securities issued pursuant to a Qualified IPO of the Company.

Section 5.03                             Procedures.

(a)                                 SVF Priority Preemptive Right.  In the event that the Company proposes to effect an issuance of New Securities in an SVF Priority Preemptive Right Issuance Round,

the Company shall give to SVF a written notice of its intention to issue New Securities (the “SVF Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities.  SVF shall have five (5) Business Days from the date of receipt of the SVF Participation Notice to agree in writing to purchase a portion of such New Securities for the price and upon the terms and conditions specified in the SVF Participation Notice, by giving a written notice to the Company and stating therein the quantity of New Securities to be purchased; provided, that the quantity of New Securities to be purchased by SVF shall not exceed twenty percent (20%) of the total number of New Securities to be issued in that SVF Priority Preemptive Right Issuance Round.  If SVF fails to so agree in writing within such five (5) Business Days to purchase a portion of the New Securities pursuant to the foregoing sentence, then SVF shall be deemed to have forfeited its right hereunder to purchase any portion of the New Securities in that SVF Priority Preemptive Right Issuance Round, without prejudice to participating in any future or other offerings of New Securities (including with respect to any subsequent SVF Priority Preemptive Right Issuance Round).  Notwithstanding anything to the contrary in this Agreement, SVF shall not be entitled to receive any First Participation Notice or any Second Participation Notice or to purchase New Securities in accordance therewith with respect to a proposed issuance of New Securities in any SVF Priority Preemptive Right Issuance Round.

(b)                                 First Participation Notice.  In the event that either (i) the Company proposes to effect an issuance of New Securities and such issuance is not to occur in an SVF Priority Preemptive Right Issuance Round, or (ii) the Company proposes to effect an issuance of New Securities in an SVF Priority Preemptive Right Issuance Round and SVF has elected or forfeited its priority preemptive right set out in Section 5.03(a), the Company shall give to each Participation Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities.  Each Participation Rights Holder shall have fifteen (15) Business Days from the date of receipt of the First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice, by giving a written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share).  If any Participation Rights Holder fails to so agree in writing within such fifteen (15) Business Days to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall be deemed to have forfeited its right hereunder to purchase that portion of its Pro Rata Share of such New Securities that it did not agree to purchase, without prejudice to participating in any future or other offerings of New Securities.  “Pro Rata Share” means, (A) in the case of Section 5.03(b)(i) and with respect to a Participation Rights Holder, the ratio of (x) the number of the Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Participation Rights Holder immediately prior to the issuance of New Securities giving rise to the Preemptive Right, to (y) the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) then held by all Participation Rights Holders immediately prior to the issuance of New Securities giving rise to the Preemptive Right; or (B) in the case of Section 5.03(b)(ii) and with respect to a Participation Rights Holder other than SVF, the ratio of (xx) the number of the Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Participation Rights Holder immediately prior to the issuance of New Securities giving rise to the Preemptive Right, to (yy) the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) then held by all Participation

Rights Holders other than SVF immediately prior to the issuance of New Securities giving rise to the Preemptive Right.

(c)                                  Second Participation Notice; Oversubscription. If any Participation Rights Holder fails to exercise in full or forfeits its Preemptive Right in accordance with Section 5.03(b), the Company shall promptly give notice (the “Second Participation Notice”) to each Participation Rights Holder that exercised in full its Preemptive Right (the “Oversubscription Participants”) in accordance with Section 5.03(b), which notice shall set forth the number of New Securities that were not subscribed for by the Participation Rights Holders pursuant to Section 5.03(b) above. Each Oversubscription Participant shall have five (5) Business Days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company in writing of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (subject to Section 4.03, the “Additional Number”). Such notice may be made by telephone if subsequently confirmed in writing within two (2) days thereafter. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for subscription, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to (1) at least the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Share (calculated on an as-converted and fully diluted basis) held by such Oversubscription Participant, and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted and fully diluted basis) held by all the Oversubscription Participants, in each case (for both the numerator and the denominator) immediately prior to the issuance of the New Securities and (2) at most its Additional Number. Each Participation Rights Holder shall be obligated to buy such number of New Securities as determined by the Company pursuant to Section 5.03(b) and Section 5.03(c) and the Company shall so notify the Participation Rights Holder within twenty (20) days following the expiration of the First Participation Period (or the Second Participation Period if any Participation Rights Holder fails to exercise in full or forfeits its Preemptive Right in accordance with Section 5.03(b)).

(d)                                 Failure to Exercise.  Upon the expiration of the First Participation Period (or the Second Participation Period if any Participation Rights Holder fails to exercise in full or forfeits its Preemptive Right in accordance with Section 5.03(b)), the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice with respect to which the Preemptive Right hereunder were not exercised at the same or higher price and upon non-price terms no more favorable to the purchasers thereof than specified in the First Participation Notice.  In the event that the Company has not issued and sold such New Securities within such ninety- (90-) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Article V.

(e)                                  Notwithstanding anything to the contrary in this Agreement, any preemption right of the Shareholders with respect to the Company Securities issued in consideration for or in connection with the reduction of registered capital of Beijing Lianjia or Beijing Yiju in accordance with Section 5 of the Restructuring Framework Agreement shall be exercised in accordance with the procedure as set forth in Section 4.3.6 of the Restructuring Framework Agreement.

Section 5.04                             Termination.  The provisions of this Article V shall terminate immediately after the consummation of a Qualified IPO.

Section 5.05                             Tencent’s and SVF’s Right. Notwithstanding anything to the contrary in this Agreement and subject to the requisite approval by the applicable Governmental Authority and stock exchange (which approval the Company will use its commercial reasonable efforts to obtain), each of the Tencent Entities and SVF shall have the right to purchase its respective Pro Rata Share of all (or any part) of any New Securities that the Company issues in any Public Offering.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.01                             Registration Rights.  The Designated Holders shall be entitled to the registration rights with respect to the Registrable Securities held thereby as are set forth in Annex A attached hereto.

ARTICLE VII

REDEMPTION RIGHTS

Section 7.01                             Redemption Rights of Preferred Holders.  Subject to the Companies Law, upon the occurrence of any Redemption Event, the Company shall redeem, at the written request of any Preferred Holder, all or any of the issued and outstanding Preferred Shares held and as elected by such Preferred Holder, out of funds legally available therefor, at the price per share equal to the aggregate of (x) the applicable Original Issue Price and (y) an amount that would give such Preferred Holder a simple non-compounded interest of eight percent (8%) per annum on the applicable Original Issue Price, calculated from the applicable Original Issue Date up until the date of receipt by such Preferred Holder of the full redemption amount thereof (such amount, the “Preferred Redemption Price”).

Section 7.02                             Redemption Notice.

(a)                                 Any holder of the Preferred Shares (the “Initial Redemption Requesting Holder”) that intends to cause the Company to redeem any or all of the Preferred Shares held by it shall deliver a notice of redemption (the “Initial Redemption Notice”) to the Company, with a copy to the Significant Group Companies and the Founder Parties on or after the date on which such Preferred Shares become redeemable pursuant to Section 7.01, stating the class and number of Preferred Shares to be redeemed (the Preferred Shares to be redeemed, the “Redemption Shares”, the delivery date of the Initial Redemption Notice, the “Initial Redemption Notice Date”).  The Company shall, within ten (10) Business Days after the Initial Redemption Notice, give a written notice to the other Preferred Holders, stating the existence of the Initial Redemption Notice and the closing date of the redemption estimated by the Company, which closing date shall be within one hundred and twenty (120) days after the Initial Redemption Notice Date (the actual completion date of the redemption, the “Redemption Date”)). Any other Preferred Holder may elect to tag along with the Initial Redemption Requesting Holder and exercise its redemption right by separately giving a redemption notice to the Company stating the class and number of its Redemption Shares within ten (10) Business Days after the receipt of the Company’s written notice. The Company shall ensure that all redemptions of the Redemption Shares be carried out in accordance with this Section 7.02, in any event completed within one hundred and twenty (120) days from the Initial Redemption Notice Date.

(b)                                 Once the Company has received the Initial Redemption Notice, it shall not (and shall not permit any other Group Company to) take any action which would have the effect of delaying, undermining or restricting the redemption of any Redemption Share, and the Company shall in good faith use its best efforts to increase the amount of funds legally available for redemption, including causing any other Group Company to distribute any and all available funds to the Company to ensure that all Redemption Shares would be timely and fully redeemed in accordance with this Section 7.02. Until the date by which all Redemption Shares are redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

Section 7.03                                   Manner and Mechanics of Redemption. Until such time as the applicable Preferred Redemption Price in respect of all the Redemption Shares has been paid in full to the relevant Preferred Holder, such Preferred Holder shall remain entitled to all of the rights, including its voting rights, in respect of all of its Redemption Shares as if they were not redeemed in any part.  Upon the Redemption Date, each redeeming Preferred Holder shall surrender to the Company its share certificate or certificates representing such Preferred Shares to be redeemed at the place agreed by the Company and the redeeming Preferred Holder for that purpose, on the date when the applicable Preferred Redemption Price is fully paid to the order of the Preferred Holder whose name appears on the register of members of the Company as the holder of such Preferred Shares, and each share certificate representing such Preferred Shares shall be cancelled.  In the event that less than all the Preferred Shares represented by any such share certificate are redeemed, a new share certificate shall be issued representing the unredeemed Preferred Shares.

Section 7.04                             Insufficient Funds.  Without limiting the generality of Section 7.03, if the funds of the Company legally available for redemption are insufficient to redeem all the Redemption Shares within the one-hundred-and-twenty- (120-) day period from the Initial Redemption Notice Date, those funds of the Company will be paid to redeem all Preferred Shares requested to be redeemed based on their pro rata Preferred Redemption Prices (i.e., the Preferred Redemption Price of each Preferred Share as against the total amount of Preferred Redemption Prices of all Preferred Shares requested to be redeemed). The remaining Redemption Shares to be redeemed shall be redeemed as soon as the Company has legally available funds to do so.

Section 7.05                             Obligations of the Key Group Companies and the Founder Parties.  In the event that any redeeming Preferred Holder exercises its redemption right pursuant to Section 7.01, the Founder Parties, the Ordinary Shareholder Controlling Persons and the Key Group Companies shall procure the Company to comply with its obligations pursuant to this Article VII and shall be jointly and severally liable with the Company to such redeeming Preferred Holder. Notwithstanding anything to the contrary in this Agreement, the aggregate obligations of the Founder Parties and the aggregate obligations of each Ordinary Shareholder Controlling Person under this Article VII shall not exceed the fair market value of all Equity Securities then held, directly or indirectly, by the Founder Parties (including their Affiliates) or such Ordinary Shareholder Controlling Person (as applicable, including its Affiliates) in the Group Companies; provided that, in the event of any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Founder Parties or any Ordinary Shareholder Controlling Person pursuant to any Transaction Document, the fair market value of all Equity Securities then held, directly or indirectly, by the Founder Parties

(including their Affiliates) or such Ordinary Shareholder Controlling Person (as applicable, including its Affiliates), shall be determined disregarding the effect of such breach or non-fulfillment.

Section 7.06                             Third-Party Share Acquisition.  Notwithstanding anything to the contrary in this Article VII, the Company may, at its discretion, fulfill its redemption or repurchase obligations by, in lieu of (i) redeeming the Preferred Shares requested to be redeemed in an Initial Redemption Notice and subsequent redemption notices delivered by other Preferred Holders or (ii) repurchasing the SVF Put Shares, as applicable, procuring one or more third-party purchasers, which shall not be a Tencent Restricted Person, to acquire such Preferred Shares within the applicable time period at the applicable price. For the avoidance of doubt, any acquisition of Preferred Shares effected in accordance with this Section 7.06 shall not be subject to compliance with Sections 4.01 or 4.02.

Section 7.07                             Termination.  The provisions of this Article VII shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE VIII

LIQUIDATION PREFERENCE

Section 8.01                             Liquidation Preference.  In the event of a Liquidation Event, distributions to the Shareholders shall be made in the following manner, after satisfaction of all creditors’ claims and claims that may be mandated by law:

(a)                                 Each holder of Series D+ Preferred Shares shall be entitled to receive for each Series D+ Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Ordinary Shares or any other class or series of Shares by reason of their ownership of such Shares, the amount equal to the greater of (x) the aggregate of (i) the Series D+ Original Issue Price, (ii) any dividends declared and unpaid with respect to such Series D+ Preferred Share, and (iii) an amount that would give such holder of Series D+ Preferred Shares a simple non-compounded interest of five percent (5%) per annum on the Series D+ Original Issue Price, calculated from the Series D+ Original Issue Date up until the date of receipt by the holder of the full liquidation preference amount thereof, and (y) the amount such Series D+ Preferred Shares would have received, with respect to each Series D+ Preferred Share, had that Series D+ Preferred Share been converted into Ordinary Shares immediately prior to the consummation of the Liquidation Event (the “Series D+ Liquidation Preference”).  If the assets and funds available for distribution shall be insufficient to permit the payment to such holders of the full Series D+ Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D+ Preferred Shares in proportion to the Series D+ Liquidation Preference to which each such holder is otherwise entitled.

(b)                                 If there are any assets or funds remaining after the aggregate Series D+ Liquidation Preference has been distributed or paid in full to the holders of the Series D+ Preferred Shares pursuant to Section 8.01(a) above, each holder of Series D Preferred Shares shall be entitled to receive for each Series D Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series C Preferred Shares, Series B Preferred Shares, Ordinary Shares or any other class or series of Shares by reason of their ownership of such Shares, the amount equal to the greater of (x) the aggregate of (i) the Series D Original Issue Price, (ii) any dividends declared and unpaid with respect to such Series D Preferred Share, and (iii) an amount that would give such holder of Series D Preferred Shares a simple non-compounded interest of five percent (5%) per annum on the Series D Original Issue Price, calculated from the Series D Original Issue Date up until the date of receipt by the holder of the full liquidation preference amount thereof, and (y) the amount such Series D Preferred Shares would have received, with respect to each Series D Preferred Share, had that Series D Preferred Share been converted into Ordinary Shares immediately prior to the consummation of the Liquidation Event (the “Series D Liquidation Preference”).  If the assets and funds available for distribution shall be insufficient to permit the payment to such holders of the full Series D Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Shares in proportion to the Series D Liquidation Preference to which each such holder is otherwise entitled.

(c)                                  If there are any assets or funds remaining after the aggregate Series D Liquidation Preference has been distributed or paid in full to the holders of the Series D Preferred Shares pursuant to Section 8.01(b) above, each holder of Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series B Preferred Shares, Ordinary Shares or any other class or series of Shares by reason of their ownership of such Shares, the amount equal to the greater of (x) the aggregate of (i) the Series C Original Issue Price, (ii) any dividends declared and unpaid with respect to such Series C Preferred Share, and (iii) an amount that would give such holder of Series C Preferred Shares a simple non-compounded interest of five percent (5%) per annum on the Series C Original Issue Price, calculated from the Series C Original Issue Date up until the date of receipt by the holder of the full liquidation preference amount thereof, and (y) the amount such Series C Preferred Shares would have received, with respect to each Series C Preferred Share, had that Series C Preferred Share been converted into Ordinary Shares immediately prior to the consummation of the Liquidation Event (the “Series C Liquidation Preference”).  If the assets and funds available for distribution shall be insufficient to permit the payment to such holders of the full Series C Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the Series C Liquidation Preference to which each such holder is otherwise entitled.

(d)                                 If there are any assets or funds remaining after the aggregate Series C Liquidation Preference has been distributed or paid in full to the holders of the Series C Preferred Shares pursuant to Section 8.01(c) above, each holder of Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares or any other class or series of Shares by reason of their ownership of such Shares, the amount equal to the greater of (x) the aggregate of (i) the Series B Original Issue Price, (ii) any dividends declared and unpaid with respect to such Series B Preferred Share, and (iii) an amount that would give such holder of Series B Preferred Shares a simple non-compounded interest of five percent (5%) per annum on the Series B Original Issue Price, calculated from the Series B Original Issue Date up until the date of receipt by the holder of the full liquidation preference amount thereof, and (y) the amount such Series B Preferred Shares would have received, with respect to each Series B Preferred Share, had that Series B Preferred Share been converted into Ordinary Shares immediately prior to the consummation of the Liquidation Event (the “Series B Liquidation Preference”).  If the assets and funds available for distribution shall be insufficient to permit the payment to such holders of the full Series B Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the Series B Liquidation Preference to which each such holder is otherwise entitled.

(e)                                  After setting aside or paying in full the Series D+ Liquidation Preference, the Series D Liquidation Preference, the Series C Liquidation Preference and the Series B Liquidation Preference due pursuant to Section 8.01 (a) through (d) above, the remaining assets of the Company available for distribution to the Shareholders, if any, shall be distributed to the holders of the Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder.

Section 8.02                             Deemed Liquidation Event.  Unless waived in writing by the Majority Preferred Holders, each of the following events shall be treated as a “Deemed Liquidation Event”: (i) any transaction or series of transactions, whether by merger, consolidation, amalgamation, sale or issuance of equity, scheme of arrangement or otherwise, pursuant to or as a result of which (A) the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the direct or indirect voting power of the surviving company immediately after such transaction, or (B) a Person (or a group of Affiliated Persons acting in concert) directly or indirectly acquires, or becomes the holder of, voting power of a Group Company (or the acquiring or surviving company, as applicable) representing no less than a majority of the voting power of such Group Company (or the acquiring or surviving company, as applicable) immediately following such transaction(s) (each a “Trade Sale”), (ii) a disposition of all or substantially all of the assets of the Group Companies as a whole, (iii) unless duly approved pursuant to Section 2.10, any termination or amendment of any Control Document for any reason resulting in (A) the Company losing Control over any Domestic Company that is contractually Controlled by the Company under the Control Documents, or (B) the financial results of any Domestic Company that is contractually Controlled by the Company under the Control Documents incapable of being consolidated into the financial results of the Company, or (iv) a sale or exclusive licensing of all or substantially all of the Intellectual Property owned by the Group Companies as a whole.  Any actions taken or to be taken for purposes of the Restructuring in accordance with the Restructuring Memorandum or the Restructuring Framework Agreement shall not constitute a Deemed Liquidation Event.

Section 8.03                             Non-Cash Distribution.  In the event that the Company proposes to distribute assets other than cash in connection with a Liquidation Event, the value of the assets to be distributed to the Shareholders in accordance with Section 8.01 shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)                                 If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty- (30-) day period ending one (1) day prior to the distribution;

(b)                                 If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty- (30-) day period ending three (3) days prior to the distribution; and

(c)                                  If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (a), (b) or (c) to reflect the fair market value thereof as determined in good faith by the Board. The Preferred Holders representing more than two-thirds (2/3) of all of the Preferred Shares of the Company voting as a single class (calculated on an as-converted basis) shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 8.03, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne by the Company.

ARTICLE IX

ADDITIONAL COVENANTS AND AGREEMENTS

Section 9.01                             Confidentiality.

(a)                                 Each Party agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with the transactions contemplated by this Agreement.  Each Party agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose.  Each Party acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed (i) to such Party and its Affiliates (and, with respect to SVF, Softbank Group Corp. and SVF’s and Softbank Group Corp.’s existing investors (including limited partners and shareholders)) and their respective Representatives, in each case on a need-to-know basis in the normal course of the performance of their duties; provided that such Persons are advised of the confidential nature of such information and are under appropriate nondisclosure obligations similar to and not inconsistent with those set forth herein; (ii) to the extent required by any Applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Party is subject; provided that, to the extent reasonably and legally possible, such Party agrees to give the Party from whom it received Confidential Information prompt notice of such requests so that the other Party may seek an appropriate protective order or other relief (and such Party shall cooperate with such efforts by the other Party, and shall in any event make only the minimum disclosure required by such Applicable Law)); or (iii) to any Governmental Authority to which any Party or any of its Affiliates is subject; provided that such authority is advised of the confidential nature of such information.  Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b)                                 “Confidential Information” means any information concerning any Party or the financial condition, business, operations or prospects of such Party, or any such Persons in the possession of, or furnished to any Party (including by virtue of its present or former right to designate a director of the Company); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its current or bona fide prospective investors, directors, officers, employees, stockholders, members, partners, counsel, advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement or other Transaction Documents; (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company; (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality obligation to the Company or another Person; or (iv) is independently developed by such Shareholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

(c)           Except as required by Applicable Law, by any Governmental Authority (including any relevant stock exchange on which the shares in a Party or any of its parent companies are listed), no press release or public announcement that references any Party shall be made concerning this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby without such Party’s prior written consent.

(d)           Use of Brands and Marks of Tencent. Notwithstanding anything to the contrary in this Agreement, without the prior written consent of Tencent, and whether or not Tencent or any of its Affiliates are then a shareholder of any Group Company, the Company and each other Party shall not, and shall cause its Affiliates not to, use in advertising, publicity, announcements, or otherwise the name of “Tencent”, “腾讯”, “QQ”, “Wechat”, “微信” or that of any Affiliate of Tencent, either alone or in combination thereof, including “微信”, “wechat”, “RTX”, “腾讯企业邮EXMAIL.QQ.COM”, “微信朋友圈”, “微信电视”, “Tencent腾讯”, “QQ”, “imqq.com”, “QQ秀/QQSHOW”, “WWW.QQ.COM”, “QQmusic/QQ音乐”, “QQ空间”, “tencent image”, “小Q”, “QQ彩贝/彩贝联盟”, “小Q书桌”, “微云/腾讯微云”, “QQ会员”, “爱马哥”, “QQShowSHOW.QQ.COM”, “Q影”, “腾讯印象”, “同步助手”, “腾讯云”, “应用宝”, “财付通”, “QQ电脑管家”, “腾讯手机管家”, “安全管家”, “酷抠族COOL”, “路宝/腾讯路宝”, “QQ浏览器”, “微众”, “腾讯游戏/腾讯互动娱乐Tencent Interactive Entertainment”, “洛克王国Roco Kingdom”, “斗战神ASURA”, “QQ炫舞”, “QQ西游QQXY.QQ.COM”, “QQ飞车”, “英雄杀YXS.QQ.COM”, “AI战士AI.QQ.COM”, “功夫西游”, “逆战NZ.QQ.COM”, “QQ游戏QQGAME.QQ.COM”, “Q游记”, “功夫企鹅”, “Q游记17Q.QQ.COM”, “腾讯原创动漫AC.QQ.COM”, “趣西游”, “众神争霸”, “天天酷跑”, “天天爱消除”, “天天连萌”, “全民三国”, “天天飞车”, “腾讯文学Tencent Literature”, “腾讯网”, “FUN秀”, “小拇指”, “腾讯微漫画”, “碰星球PUNG”, “翻秀”, “腾讯儿童DIY微漫画”, “潮童范儿”, “广点通”, “微彩票518.qq.com”, “QQ彩票888.QQ.COM”, “腾讯微公益基金”, “新年新衣”, “筑梦新乡村”, “米大师”, “铜关Tongguan”, “益行家”, “王者荣耀 “, “腾讯地图”, “天天快报”, “TIM”, “FOXMAIL”, “自选股”, “疾风之刃”, “JOOX”, “VOOV”, “理财通”, “Ipick”, any associated logos of the above brands, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Tencent or any of its Affiliates; or represent, directly or indirectly, that any product or services provided by any Party or any of their respective Affiliates have been approved or endorsed by Tencent or any of its Affiliates.

(e)           Use of Brands and Marks of SVF. Notwithstanding anything to the contrary in this Agreement, without the prior written consent of SVF, and whether or not SVF or any of its Affiliates are then a shareholder of any Group Company, the Company and each other Party shall not, and shall cause its Affiliates not to, use in advertising, publicity, announcements, or otherwise, the name of “SoftBank”, the “Vision Fund” or that of any Affiliate of SVF, either alone or in combination thereof, any associated logos of the above brands, or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by SVF or any of its Affiliates; or represent, directly or indirectly, that any product or services provided by any Party or any of their respective Affiliates have been approved or endorsed by SVF or any of its Affiliates.

(f)            Notwithstanding the restrictions set forth in Section 9.01(d) and Section 9.01(e), nothing in this Agreement is intended to prohibit any Party from using any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof, to the extent that such use does not constitute an infringement or other violation thereof under Applicable Law.

Section 9.02          Ordinary Shareholder Controlling Persons Non-Compete.  Each of the Ordinary Shareholder Controlling Persons undertakes that it shall not, and shall procure that none of its Affiliates shall, without the approval of all of the Preferred Holders, (a) commencing from the date of this Agreement until twelve (12) months after such Ordinary Shareholder Controlling Person and its Affiliates cease to hold directly or indirectly any Equity Securities in any Group Company and any position in any Group Company, form, carry out, engage in, provide assistance to or directly or indirectly own any pecuniary interest in any business similar to or competitive with the Business or other business engaged by any Group Company from time to time, (b) take steps for purposes of enticing away or soliciting customers, suppliers or employees from any Group Company, or (c) engage in any action that disparages any Group Company or that is adverse to the reputation of any Group Company; provided that nothing in this Section 9.02 shall prohibit any of the Ordinary Shareholder Controlling Person or their respective Affiliates (including each of the management, directors and employees of such Affiliates) from (i) acquiring or holding Equity Securities of any publicly traded entity so long as such Person’s ownership represents less than one percent (1%) of such entity’s Equity Securities on a fully diluted basis as reported by such entity as of the end of its preceding fiscal year; or (ii) engaging in investment activities or holding equity interest in certain entities as set forth in Annex B.  Each and every obligation under this Section 9.02 shall be treated as a separate obligation and shall be severally enforceable as such. In the event of any obligation being or becoming unenforceable in whole or in part, such part which is unenforceable shall be deemed deleted from such provision and any such deletion shall not affect the enforceability of the remainder parts of such provision. The Parties agree that having regard to all the circumstances, the restrictive covenants contained in this Section 9.02 are reasonable and necessary for the protection of the Company and other Parties, and further agree that having regard to those circumstances those covenants are not excessive or unduly onerous upon the Ordinary Shareholder Controlling Persons.

Section 9.03          Preferred Holders Non-Compete.

(a)           Each Preferred Holder (other than Tencent and SVF) undertakes that for so long as such Preferred Holder or any of its Affiliates owns any Shares, such Preferred Holder shall not, and such Preferred Holder shall procure that none of its Related Entities will, without the prior written consent of the Founder and the approval of the Board, directly or indirectly (a) form, carry out, engage in or provide financial support to any business in competition with the Business, or (b) own or through any other means (including derivatives) acquire any equity or other pecuniary interests in, make any loan to or for the benefit of, or otherwise provide financial support to any Company Restricted Person; provided that nothing in this Section 9.03 shall prohibit any Preferred Holder or its Affiliates from (i) acquiring or holding Equity Securities of any Company Restricted Person that is publicly traded so long as such Person’s ownership represents less than five percent (5%) of such Company Restricted Person’s Equity Securities on a fully diluted basis as reported by such Company Restricted Person as of the end of its preceding fiscal year; so long as none of such Preferred Holder and its Affiliates (x) is or is entitled to appoint any director to such Company Restricted Person or (y) has influence or control over such Company Restricted Person, or (ii) maintaining (and, for the avoidance of doubt, not increasing) its existing investments that have been made prior to the date of the Share Purchase Agreement and are disclosed to the Company (which disclosure shall be in writing and specifically refer to this Section 9.03(a)(ii)).

(b)           For the purpose of this Section 9.03, “Related Entities” of a Preferred Holder means, (i) with respect to such Preferred Holder that is a private equity fund or a special purpose vehicle owned by private equity fund(s), the general partner of the Preferred Holder, or the general partner(s) of the private equity fund(s) that owns the Preferred Holder, or any private equity fund that is Controlled by such general partner(s), or (ii) with respect to such Preferred Holder that is neither a private equity fund nor a special purpose vehicle owned by private equity fund(s), any Person that is an Affiliate of such Preferred Holder.

(c)           Each and every obligation under this Section 9.03 shall be treated as a separate obligation and shall be severally enforceable as such. In the event of any obligation being or becoming unenforceable in whole or in part, such part which is unenforceable shall be deemed deleted from such provision and any such deletion shall not affect the enforceability of the remainder parts of such provision. The Parties agree that having regard to all the circumstances, the restrictive covenants contained in this Section 9.03 are reasonable and necessary for the protection of the Company and other Parties, and further agree that having regard to those circumstances those covenants are not excessive or unduly onerous upon the Preferred Holders.

(d)           Without limiting any other remedy at law or in equity to which the Company is or may be entitled, if any Preferred Holder (other than Tencent and SVF) or its Related Entity commits a breach of Section 9.03, such Preferred Holder and its Affiliates shall automatically forfeit any and all voting rights or consent or veto rights, whether by law or by Contract, and, as applicable, the right to appoint a director and to appoint a Board observer under Section 2.01, inspection rights under Section 9.04 and information rights under Section 9.05.

Section 9.04          Inspection Rights.  The Company covenants and agrees that, for so long as any Preferred Holder holds at least three percent (3%) of the then issued and outstanding Company Securities on a fully diluted and as-converted basis, such Shareholder, or authorized representative of such Shareholder, shall have the right to, at its own costs, (i) access and inspect the facilities, records and books of each Group Company during regular working hours upon reasonable prior notice to the Company or such Group Company, as applicable and (ii) discuss the Business, operations and conditions of any Group Company with its officers and senior management; provided that such access, inspection and discussion shall not affect the ordinary operation of such Group Company and that the Preferred Holder shall keep information obtained through such access, inspection and discussion confidential pursuant to Section 9.01(a); provided further that none of the Group Companies shall be obligated to provide access to any information that the Board or the CEO reasonably and in good faith determines to be a trade secret of the Group, or the disclosure of which would adversely affect the attorney-client privilege between any Group Company and its counsel.

Section 9.05          Information Rights. The Company agrees to furnish to each Preferred Holder, for so long as it holds at least three percent (3%) of the then issued and outstanding Company Securities on a fully diluted and as-converted basis:

(a)           audited annual consolidated financial statements of the Company (and, if the financial statements of any Domestic Companies are not consolidated into the financial statements of the Company pending the completion of the Restructuring, the audited annual consolidated financial statements of such Domestic Companies), within one hundred and fifty (150) days after the end of each fiscal year; and

(b)           unaudited quarterly consolidated financial statements (and, if the financial statements of any Domestic Companies are not consolidated into the financial statements of the Company pending the completion of the Restructuring, the unaudited quarterly consolidated financial statements of such Domestic Companies), within forty-five (45) days of the end of each fiscal quarter.

Section 9.06          Restructuring.  The Company, the Significant Group Companies and the Founder Parties shall procure the timely completion of the Remaining Restructuring Steps.  The Shareholders shall provide reasonable assistance and cooperation as may be requested by the Company in respect of the Remaining Restructuring Steps.

Section 9.07          2018 ESOP.  The Parties agree that any issuance of grants pursuant to the 2018 ESOP shall be within the sole discretion of the Founder while any amendment of the 2018 ESOP having the effect of increasing the total number of Equity Securities issuable pursuant to the 2018 ESOP is subject to the approval by the Shareholders pursuant to Section 2.11.

Section 9.08          Qualified IPO.

(a)           The Company, the Key Group Companies and the Founder Parties shall use their best efforts to cause the Group to implement a Qualified IPO by December 28, 2023.  Notwithstanding the generality of the foregoing, in the event that the conduct of any competing business by any Related Person of any Group Company would have a material adverse effect on the consummation of a Qualified IPO, the Company, the Key Group Companies and the Founder Parties shall and shall procure the Group Companies to take all necessary measures to eliminate the impact of such competing business on the Group’s suitability for listing, including using their best efforts to (i) obtain a noncompetition undertaking from such Related Person, (ii) acquire from such Related Person all or a portion of such competing business at fair market value, and (iii) procure the entry into of other adequate arrangements to manage conflicts of interest and delineation of the businesses between the Company and such Related Person.

(b)           To the extent required by the applicable listing rules (or the governing body of any stock exchange on which a Qualified IPO is conducted), immediately upon the consummation of a Qualified IPO, Article II (other than Section 2.10 and Section 2.11) shall terminate and be of no further force and effect.

Section 9.09          Obligations of the Parties.  The Company and the Key Group Companies shall procure that each Group Company acts in a manner consistent with the terms of this Agreement and the Memorandum and Articles. The Founder Parties shall procure the due performance by the Company of its obligations under this Agreement and the Memorandum and Articles; provided that the Founder Parties shall not be liable for, and each Shareholder irrevocably waives any right to assert, any monetary damages of any kind whatsoever, for any failure to procure the due performance by the Company of its obligations under this Agreement and the Memorandum and Articles other than the Company’s non-compliance with Section 2.10, Section 2.11 or Article VII; provided further that in the event of any such non-compliance with Section 2.10, Section 2.11 or Article VII, the aggregate obligations of the Founder Parties under this Agreement shall not exceed the fair market value of all Equity Securities then held, directly or indirectly, by the Founder Parties and their Affiliates in the Group Companies and in the event of any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Founder Party, the fair market value of all Equity Securities then held, directly or indirectly, by the Founder Parties and their Affiliates, shall be determined disregarding the effect of such breach or non-fulfillment. Each Party agrees that it shall and shall procure its Affiliate, to the extent such Party and/or its Affiliate is a party to any Control Document, to act in good faith and in compliance with such Control Document to which it is a party.

Section 9.10          No Conflicting Agreements.  Each of the Company and the Shareholders represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities, or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement. Any proxy, voting trust or agreement or other arrangement granted to or entered into in breach of the foregoing sentence shall be void.

Section 9.11          Deed of Adherence.  Notwithstanding any other provision of this Agreement, no Shares shall be allotted and issued to any Person who is not already a party to this Agreement unless such Person has agreed in writing to be bound by the terms and conditions of this Agreement by way of executing and delivering a Deed of Adherence substantially in the form of Annex C prior to or upon the allotment and issuance of Shares to such Person.

Section 9.12          Compliance.

(a)           The Company shall not, and shall cause each of its Affiliates not to, and shall use its reasonable best efforts to cause its Associated Persons, non-controlled Subsidiaries and joint ventures not to: (i) directly or indirectly offer, promise, give or authorize any payment of anything of value to any person in order to obtain an undue business advantage, or otherwise in violation of any of the Applicable ABAC Laws, (ii) engage in any sales or transact any other business with or for the benefit of any Sanctioned Person in violation of Sanctions Laws, and (iii) otherwise violate applicable Applicable AML Laws.

(b)           The Company and its Affiliates shall implement and maintain the Compliance Program.

(c)           The Company and its Affiliates will maintain systems of internal controls reasonably adequate to prevent a violation of, and as may be required by, Applicable ABAC Laws.

(d)           The Company and its Affiliates shall use their reasonable best efforts not to violate any Applicable Discrimination Laws or Applicable Harassment Laws, which may include adopting a program of workplace policies and training and vesting responsibility for these efforts in one or more suitably qualified and resourced individuals.

(e)           The Company shall promptly notify SVF in writing of receipt or discovery of any allegation, report, or evidence (which in each case appears credible following a reasonable preliminary investigation or similar inquiry) related to any actual, suspected, or alleged material violation of Applicable ABAC Laws, Sanctions Laws, Applicable AML Laws, Applicable Discrimination Laws or Applicable Harassment Laws by the Company, its Affiliates, or any of their respective Associated Persons.

(f)            The Company’s officer responsible for overseeing the Compliance Program or his/her designee shall provide written updates to all members of the Board no less frequently than once per year and, if requested by SVF, additionally inform and consult with SVF on a semi-annual basis, regarding (i) the status of the Group’s internal controls and Compliance Program, and (ii) any alleged material violations of Applicable ABAC Laws, Applicable AML Laws, and Sanctions Laws (including but not limited to whistleblower complaints and internal incident reports received relating to the same), the actions taken to investigate each such alleged material violation, the findings of such investigations, and any remedial or disciplinary measures taken in response.

(g)           Upon written request by SVF, the Company shall confirm in writing once each year that it has complied with the undertakings in this Section 9.12.

Section 9.13          Tax Matters.

(a)           Each Shareholder covenants and agrees to provide promptly, at any times requested by the Company, any information (or certification or verification thereof) the Company reasonably determines is necessary to comply with any requirements imposed under applicable Tax laws (including under FATCA). The information required to be provided by the preceding sentence may include, without limitation, an Internal Revenue Service Form W-8 or W-9. “FATCA” shall mean (i) Sections 1471 through 1474 of the Code and any Treasury Regulations, forms, instructions or other guidance issued pursuant thereto, any similar legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar Tax reporting and/or withholding Tax regimes, and any similar future law, regulations or guidance promulgated by any Governmental Authority of the U.S. and (ii) any current or future intergovernmental agreement, treaty, regulation, guidance or any other agreement entered into in order to comply with, facilitate, supplement or implement the legislation, regulations or guidance described in sub-section (i).

(b)           The Company (and any successor thereof) shall, at all times, be treated as a corporation for U.S. federal income tax purposes. The Company agrees that it will not take any action that would cause it to cease to be classified as an association taxable as a corporation for U.S. federal income tax purposes (including, without limitation, filing any U.S. Internal Revenue Service Form 8832 that would cause the Company to be taxed other than as a corporation for U.S. federal income tax purposes). The Company agrees that it will not change the jurisdiction of incorporation from the Cayman Islands.

Section 9.14          SVF Regulatory Compliance Put Right.

(a)           In the event that (i) a Regulatory Compliance Material Breach occurs and is continuing, and (ii) the Company fails to remedy that Regulatory Compliance Material Breach to the reasonable satisfaction of SVF within ninety (90) days after service of a written notice (the “SVF Non-Compliance Notice”, and such ninety- (90-) day cure period, the “Non-Compliance Cure Period”) by SVF requiring it to remedy that Regulatory Compliance Material Breach, SVF shall, subject to Section 9.14(b), have the option to sell all or a portion of the Series D Preferred Shares and the Series D+ Preferred Shares then held by SVF (the Series D Preferred Shares and the Series D+ Preferred Shares to be sold by SVF, the “SVF Put Shares”) to the Company at a price per Share equal to the aggregate of (i) the Series D Original Issue Price or the Series D+ Original Issue Price, as applicable, and (ii) an amount that would give SVF a simple non-compounded interest of eight percent (8%) per annum on the Series D Original Issue Price or the Series D+ Original Issue Price, as applicable, calculated from the Series D Original Issue Date or Series D+ Original Issue Date, as applicable, up until the date of consummation of such sale transaction between the Company and SVF (the “SVF Put Price”).

(b)           In the event that the Company disputes the occurrence of a Regulatory Compliance Material Breach alleged in the SVF Non-Compliance Notice, the Company shall have the right to deliver a written notice (the “Dispute Notice”) to SVF within thirty (30) days of receipt of the SVF Non-Compliance Notice, which notice shall set out the reason of such dispute in reasonable detail.  Upon the delivery of the Dispute Notice, SVF and the Company shall consult in good faith for a period of thirty (30) days with a view of resolving the dispute (the “Dispute Resolution Period”). Notwithstanding anything to the contrary in this Section 9.14, if the Company delivers a Dispute Notice to SVF, the Non-Compliance Cure Period shall be deemed to commence on the earlier of (i) the date of expiration of the Dispute Resolution Period; or (ii) the date on which the dispute is resolved in SVF’s favor and the Company concedes the existence of a Regulatory Compliance Material Breach.

(c)           The Company shall ensure that the repurchase of the SVF Put Shares pursuant to this Section 9.14 be carried out in accordance with this Section 9.14(c), in any event completed within sixty (60) days from the expiration of the Non-Compliance Cure Period (the actual completion date of the repurchase, the “SVF Put Completion Date”).  Once a Regulatory Compliance Material Breach occurs and is continuing and the Company has received the SVF Non-Compliance Notice, (i) the Company shall not (and shall not permit any other Group Company to) take any action which would have the effect of delaying, undermining or restricting the repurchase of the SVF Put Shares, and the Company shall in good faith use its best efforts to increase the amount of funds legally available for repurchase, including causing any other Group Company to distribute any and all available funds to the Company to ensure that all SVF Put Shares would be timely and fully redeemed in accordance with this Section 9.14, and (ii) the Company shall not, until the date by which all SVF Put Shares are repurchased, declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

(d)           Until such time as the applicable SVF Put Price in respect of all the SVF Put Shares has been paid in full to SVF, SVF shall remain entitled to all of the rights, including its voting rights, in respect of all of the SVF Put Shares as if they were not repurchased in any part.  Upon the SVF Put Completion Date, SVF shall surrender to the Company its share certificate or certificates representing such SVF Put Shares to be redeemed at the place agreed by the Company and SVF for that purpose, on the date when the applicable SVF Put Price is fully paid to the order of the person whose name appears on such share certificate or certificates as the holder of such Preferred Shares, and each such share certificate shall be cancelled.  In the event that less than all the Shares represented by any such share certificate are repurchased, a new share certificate shall be issued representing the Preferred Shares not repurchased.

(e)           In the event that SVF exercises its put right pursuant to this Section 9.14, the Key Group Companies shall procure the Company to comply with its obligations pursuant to this Section 9.14 and shall be jointly and severally liable with the Company to SVF.

(f)            The provisions of this Section 9.14 shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE X

MISCELLANEOUS

Section 10.01       Binding Effect; Assignability.  This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns. Unless otherwise expressly provided in this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party pursuant to any Transfer of Company Securities or otherwise, except that any Person acquiring the Company Securities from any Shareholder in a Transfer in compliance with this Agreement (but excluding any such Transfer made in a Public Offering) or any Person acquiring the Company Securities as required or permitted by this Agreement shall, unless already bound hereby, execute and deliver to the Company an agreement to be bound by this Agreement in the form of Annex C hereto and shall thenceforth be a “Shareholder”.

Section 10.02       Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, facsimile, electronic mail or similar means to the address of the relevant Party as shown on Schedule VIII (or at such other address as such Party may designate by ten (10) Business Days’ advance written notice to the other parties to this Agreement given in accordance with this Section 10.02).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (a) delivery (or when delivery is refused) and (b) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid.  Where a notice is sent by facsimile or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.  Any Person that becomes a Shareholder shall provide its address and facsimile number to the Company, which shall promptly provide such information to each other Shareholder.

Section 10.03       Third-Party Beneficiaries.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong).

Section 10.04       Amendment.  This Agreement may only be amended or otherwise modified by an instrument in writing executed by (i) the Company; (ii) Ordinary Holders representing more than fifty percent (50%) of the voting power of all of the Ordinary Shares of the Company voting as a single class; (iii) the Majority Preferred Holders (which shall include the Preferred Holders holding not less than forty percent (40%) of the aggregate voting power of the Series D Preferred Shares and the Series D+ Preferred Shares then issued and outstanding); and (iv) if the proposed amendment or modification would be materially and disproportionately adverse to a specific series of Preferred Shares, Preferred Holders representing more than fifty percent (50%) of the voting power of that series of Preferred Shares.  Notwithstanding the foregoing, any provision in this Agreement that specifically and expressly gives a right to a named Person shall not be amended or waived without the prior written consent of such named Person, and no additional obligations or restrictions shall be placed upon a named Person by way of an amendment of this Agreement without the consent of such named Person.

Section 10.05       Waiver.  No waiver of any provision of this Agreement by a Party, and no consent or approval of a Party, shall be effective unless set forth in a written instrument signed by such Party waiving such provision or granting such consent or approval. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

Section 10.06       Effectiveness; Termination.  This Agreement shall become effective on the date hereof.  Unless otherwise provided in this Agreement, this Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) with respect to any Party that is a Shareholder, the date upon which such Party ceases to hold any Company Securities, and (ii) any date agreed upon in writing by the Parties. If this Agreement is terminated pursuant to this Section 10.06, it shall become void and of no further force and effect solely in respect of such relevant Party, except for the provisions of (x) this Section 10.06, Article I, Section 9.01, Section 10.01, Section 10.02, Section 10.03, Section 10.04, Section 10.05, Section 10.08, Section 10.09, Section 10.10, Section 10.11, Section 10.12, Section 10.17, and (y) Article VI and Annex A applicable to such relevant Party with respect to any offering of Registrable Securities completed prior to the date such relevant Party ceased to own any Company Securities) and provided that such termination shall be without prejudice to the rights of any Party in respect of a breach of this Agreement prior to such termination.

Section 10.07       Fees and Expenses.  Unless otherwise expressly provided in any other Transaction Document, all fees and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be the responsibility of the Party or Parties incurring such costs or expenses.

Section 10.08       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to principles of conflict of laws thereof.

Section 10.09       Dispute Resolution.  Any dispute arising out of or relating to this Agreement, including any question regarding its existence, construction, interpretation, validity, termination or implementation, shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “Rules”).  There shall be three (3) arbitrators. The claiming party or parties shall have the right to appoint one (1) arbitrator, the responding party or parties shall have the right to appoint one (1) arbitrator, and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre.  The law of this arbitration clause shall be Hong Kong law.  The seat of arbitration shall be in Hong Kong.  The arbitration proceedings shall be conducted in English.  Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing: (a) either Party may seek immediate injunctive relief or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of this Agreement; and (b) each Party hereby agrees that in the case of any dispute as to the occurrence of a Regulatory Compliance Material Breach, prior to the constitution of the Tribunal, either Party may apply to the HKIAC for the arbitration in relation to such dispute to be conducted in accordance with an expedited procedure (as contemplated by the Rules).

Section 10.10       Entire Agreement.  This Agreement and other Transaction Documents, together with all schedules and annexes hereto and thereto, constitute the full and entire understanding and agreement among the Parties with respect to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

Section 10.11       Severability.  Each provision of this Agreement shall be considered separable. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties.  In such event, the Parties shall negotiate in good faith a substitute, valid and enforceable provision or agreement which most closely effects the Parties’ intent in entering into this Agreement.

Section 10.12       Equitable Remedies.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and that the Parties shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof. Each Party hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude a Party from pursuing any other rights or remedies that it may have at law or in equity.  The rights of each

Party under this Agreement are cumulative and in addition to all other rights or remedies that any Party may otherwise have at law or in equity.

Section 10.13       Aggregation of Shares.  All Shares held or acquired by any Affiliates of a Shareholder shall be aggregated for the purpose of determining the availability of any rights of that Shareholder under this Agreement, including with respect to the Preemptive Rights, rights of first refusal and co-sale rights of any Shareholder under Article IV and Article V. The Shares held by such Shareholder and its Affiliates shall be aggregated and such Shareholder and its Affiliates shall be deemed as one Person for the purpose of calculating (i) the Pro Rata Share of such Shareholder and its Affiliates under Section 4.01(d) and Section 5.03(b) and (ii) the maximum number of Company Securities that such Shareholder and its Affiliates may elect to sell under Section 4.02(b). The allocation of the Pro Rata Share under Section 4.01(d) and Section 5.03(b) and of Company Securities under Section 4.02(b) among such Shareholder and its Affiliates may be determined in the sole discretion of such Shareholder and its Affiliates.

Section 10.14       Further Assurances.  Each Party shall vote their Shares and otherwise act within its power in a manner consistent with and not impede the transactions contemplated by the Transaction Documents. Each Party shall from time to time and at all times hereafter make, do, execute or cause to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, which may reasonably be required to give full effect to the terms of this Agreement or to vest in any other Party such other Party’s full rights and entitlements hereunder.

Section 10.15       Supremacy.  In the event of any conflict or inconsistency between any provision of this Agreement and any provision of the Memorandum and Articles, this Agreement shall prevail as between the Shareholders in all respects to the maximum extent legally permissible, and the Shareholders shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles.  In furtherance of, and not as a limitation to, the foregoing, in the event of such conflict or inconsistency, the Shareholders shall procure at the request of any of the Shareholders such modification of or amendment to the Memorandum and Articles as shall be necessary to cure such conflict or inconsistency.

Section 10.16       Counterparts.  This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on all Parties, notwithstanding that all of the Parties have not signed the same counterpart.

Section 10.17       Process Agent.

(a)           Each of the Company, the Key Group Companies, the Ordinary Holders and the Ordinary Shareholder Controlling Persons hereby irrevocably designates and appoints Beike Investments (Hong Kong) Limited 貝殼投資（香港）有限公司 at Suite 2409, Everbright Centre, 108 Gloucester Road, Wanchai, Hong Kong (the “Company Side Process Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Company Side Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company, the Key Group Companies, the Ordinary Holders and the Ordinary Shareholder Controlling Persons.  Each of the Company, the Key Group Companies, the Ordinary Holders and the Ordinary Shareholder Controlling Persons hereby represents that it has notified the Company Side Process Agent of such designation and appointment and that the Company Side Process Agent has accepted the same in writing.  Each of the Company, the Key Group Companies, the Ordinary Holders and the Ordinary Shareholder Controlling Persons hereby irrevocably authorizes and directs the Company Side Process Agent to accept such service on its behalf.  Each of the Company, the Key Group Companies, the Ordinary Holders and the Ordinary Shareholder Controlling Persons further agrees that service of process upon the Company Side Process Agent and notice of said service to such Person mailed by prepaid registered first class mail or delivered to the Company Side Process Agent at its principal office, shall be deemed in every respect effective service of process upon such Person, in any such suit or proceeding.  Each of the Company, the Key Group Companies, the Ordinary Holders and the Ordinary Shareholder Controlling Persons further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Company Side Process Agent in full force and effect so long as such Person has any outstanding obligations under this Agreement.

(b)           Notwithstanding the foregoing, nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KE HOLDINGS INC.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZUO HUI

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

PROPITIOUS GLOBAL HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

CLOVER RICH LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

ADVANCE HARMONY HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

BLOSSOM SOUTH LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

BRIGHT AUSPICIOUS HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

GOLDEN COMMITMENT LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

GOLDEN FORTITUDE ENTERPRISES LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

EMERALD JOY LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

EMINENT HOVER LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

FLAME HARMONY LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Ordinary Shares

NEW EMINENCE INTERNATIONAL LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B Preferred Shares

TIANJIN HUAXING FENGXIANG TECHNOLOGY PARTNERSHIP ENTERPRISE (LIMITED PARTNERSHIP)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B Preferred Shares

CYPRESS STAR INVESTMENTS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B Preferred Shares

BAIDU (HONG KONG) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B Preferred Shares

HAIXIA HAPPINESS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B, Series C, Series D and Series D+ Preferred Shares

TENCENT MOBILITY LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B and Series C Preferred Shares

GREEN FRONTIER INVESTMENTS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B Preferred Shares

VISION PELICAN LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B Preferred Shares

TIANJIN HONGHUA JINGRUI ENTERPRISE MANAGEMENT PARTNERSHIP ENTERPRISE (LIMITED PARTNERSHIP)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B Preferred Shares and Ordinary Shares

MORESPARK LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series B and Series D+ Preferred Shares and Ordinary Shares

PARALLEL STELLAR INVESTMENT LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series C Preferred Shares

SHINING WISH INVESTMENT LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series C Preferred Shares

HH SHL HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series C Preferred Shares

SICHUAN BUSINESS NO.10 HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series C Preferred Shares

TRINITY INVESTMENT HOLDINGS LTD.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series C Preferred Shares

HONGTU CAPITAL LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series C Preferred Shares

TIANJIN HUAXING FENGFU TECHNOLOGY PARTNERSHIP ENTERPRISE (LIMITED PARTNERSHIP)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series C Preferred Shares

GOLDEN SHELL (BVI) COMPANY LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

PARALLEL GALAXY INVESTMENT LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

HUAXING GROWTH CAPITAL III, L.P.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

H Capital V, L.P.

By: H Capital V GP, L.P., its general partner

By: H Capital V GP, Ltd., its general partner

By:
Name:
Title: Authorized Signatory
Date:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

H Capital XM, L.P.

By: H Capital XM GP, Ltd., its general partner

By:
Name:
Title: Authorized Signatory

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

HAIXIA TIGER L.P.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

KNIGHT RAY LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

HH SPR-IX HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

PERSEUS TECHNOLOGY INVESTMENT LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

LEVEE VENTURE LTD.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

VILLA SHELL I LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

REDVIEW CAPITAL INVESTMENT I LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

CGVC COMPANY LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

STAR CAVITY LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D Preferred Shares

PA SHELL LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D and Series D+ Preferred Shares

SVF II SHELL SUBCO (SINGAPORE) PTE. LTD.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D+ Preferred Shares

SC GGF III HOLDCO, LTD.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D+ Preferred Shares

SCC GROWTH V HOLDCO P, LTD.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Holder of Series D+ Preferred Shares, Series B Preferred Shares and Ordinary Shares

HH PDII HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Ordinary Shareholder Controlling Persons

SHAN YIGANG (单一刚)

DANG JIE (党杰)

XU WANGANG (徐万刚)

GAO JUN (高军)

DU XIN (杜欣)

CHEN RONG (陈戎)

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Ordinary Shareholder Controlling Persons

RUAN GUANGJIE (阮广杰)

SHAO FEI (邵非)

ZHOU XIAOLONG (周小龙)

LIU XIAOXIAO (刘潇潇)

DING ZONGYANG (丁宗洋)

FENG XIA (冯霞)

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Ordinary Shareholder Controlling Persons

GU FEIFAN (顾非凡)

LIN JUNQUAN (林俊权)

LIU WUYANG (刘伍洋)

ZHANG JIANDONG (张剑东)

WANG ZHE (王哲)

CHENG WENLONG (程文龙)

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Ordinary Shareholder Controlling Persons

GE JUN (葛军)

SONG DONGFENG (宋东风)

FENG WENCUI (冯文萃)

LI GUOPING (李国平)

TAO HONGBING (陶红兵)

WEI ZHENGHUI (尉征慧)

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Ordinary Shareholder Controlling Persons

ZHANG XUEFEI (张学飞)

LIU ENPENG (刘恩鹏)

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE GROUP (CAYMAN) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE HOLDINGS (CAYMAN) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE INVESTMENTS (CAYMAN) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE FINTECH HOLDINGS (CAYMAN) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE FINANCE HOLDINGS (CAYMAN) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE GROUP (BVI) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE HOLDINGS (BVI) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE INVESTMENTS (BVI) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE FINTECH HOLDINGS (BVI) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE FINANCE HOLDINGS (BVI) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE GROUP (HONG KONG) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE INVESTMENTS (HONG KONG) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

SMART LINKAGE (HK) CO., LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

PONTUS DEVELOPMENT (HONG KONG) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

SHAREHOME HK INTERNATIONAL LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE INVESTMENT HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE FINTECH HOLDINGS (HONG KONG) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE FINANCE HOLDINGS (HONG KONG) LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

HK LEAPING MEIKO LIMITED

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

JINBEI (TIANJIN) TECHNOLOGY CO., LTD. (金贝（天津）技术有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

YINBEI (TIANJIN) TECHNOLOGY CO., LTD. (银贝（天津）科技有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

SHIBEI (TIANJIN) TECHNOLOGY CO., LTD. (拾贝（天津）科技有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE (TIANJIN) INVESTMENT CO., LTD. (贝壳（天津）投资有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE JINKE (TIANJIN) TECHNOLOGY CO., LTD. (贝壳金科（天津）技术有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

XIBEI (TIANJIN) TECHNOLOGY CO., LTD. (喜贝(天津)科技有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

SHANGHAI BEIRU INFORMATION TECHNOLOGY CO., LTD. (上海贝如信息科技有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIKE (CHINA) INVESTMENT HOLDING CO., LTD. (贝壳(中国)投资控股有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIJING LIANJIA REAL ESTATE AGENCY CO., LTD. (北京链家房地产经纪有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

BEIJING YIJU TAIHE TECHNOLOGY CO., LTD. (北京宜居泰和科技有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

TIANJIN XIAOWU INFORMATION TECHNOLOGY CO., LTD.
(天津小屋信息科技有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Key Group Company

LIANJIA (TIANJIN) ENTERPRISE MANAGEMENT CO., LTD.
(链家(天津)企业管理有限公司)

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

SCHEDULE I

HOLDERS OF ORDINARY SHARES

1.              Propitious Global Holdings Limited

2.              Clover Rich Limited

3.              Advance Harmony Holdings Limited

4.              Blossom South Limited

5.              Bright Auspicious Holdings Limited

6.              Golden Commitment Limited

7.              Golden Fortitude Enterprises Limited

8.              Emerald Joy Limited

9.              Eminent Hover Limited

10.       Flame Harmony Limited

11.       New Eminence International Limited

12.       Morespark Limited

13.       Parallel Stellar Investment Limited

14.       HH PDII Holdings Limited

Schedule I

SCHEDULE II-A

HOLDERS OF SERIES B PREFERRED SHARES

1.              Tianjin Huaxing Fengxiang Technology Partnership Enterprise (Limited Partnership) (天津华兴丰翔科技合伙企业(有限合伙))

2.              Cypress Star Investments Limited

3.              Baidu (Hong Kong) Limited

4.              Haixia Happiness Limited

5.              Tencent Mobility Limited

6.              Green Frontier Investments Limited

7.              Vision Pelican Limited

8.              Tianjin Honghua Jingrui Enterprise Management Partnership Enterprise (Limited Partnership) (天津红华菁睿企业管理合伙企业(有限合伙))

9.              Morespark Limited

10.       Parallel Stellar Investment Limited

11.       HH PDII Holdings Limited

Schedule II-A

SCHEDULE II-B

HOLDERS OF SERIES C PREFERRED SHARES

1.              Tencent Mobility Limited

2.              Green Frontier Investments Limited

3.              Shining Wish Investment Limited

4.              HH SHL Holdings Limited

5.              Sichuan Business No.10 Holdings Limited

6.              Trinity Investment Holdings Ltd.

7.              Hongtu Capital Limited

8.              Tianjin Huaxing Fengfu Technology Partnership Enterprise (Limited Partnership)

9.              Golden Shell (BVI) Company Limited

Schedule II-B

SCHEDULE II-C

HOLDERS OF SERIES D PREFERRED SHARES

1.              Tencent Mobility Limited

2.              Parallel Galaxy Investment Limited

3.              Huaxing Growth Capital III, L.P.

4.              H Capital V, L.P.

5.              H Capital XM, L.P.

6.              Haixia Tiger L.P.

7.              Knight Ray Limited

8.              HH SPR-IX Holdings Limited

9.              Perseus Technology Investment Limited

10.       Levee Venture Ltd.

11.       Villa Shell I Limited

12.       Redview Capital Investment I Limited

13.       CGVC Company Limited

14.       PA Shell Limited

15.       Star Cavity Limited

16.       SVF II Shell Subco (Singapore) Pte. Ltd.

Schedule II-C

SCHEDULE II-D

HOLDERS OF SERIES D+ PREFERRED SHARES

1.              SVF II Shell Subco (Singapore) Pte. Ltd.

2.              SC GGF III Holdco, Ltd.

3.              SCC Growth V Holdco P, Ltd.

4.              HH PDII Holdings Limited

5.              Tencent Mobility Limited

6.              Parallel Stellar Investment Limited

Schedule II-D

SCHEDULE III

ORDINARY SHAREHOLDER CONTROLLING PERSONS

The Founder, SHAN Yigang (单一刚), DANG Jie (党杰), XU Wangang (徐万刚), GAO Jun (高军), DU Xin (杜欣), CHEN Rong (陈戎), RUAN Guangjie (阮广杰), SHAO Fei (邵非), ZHOU Xiaolong (周小龙), LIU Xiaoxiao (刘潇潇), DING Zongyang (丁宗洋), FENG Xia (冯霞), GU Feifan (顾非凡), LIN Junquan (林俊权), LIU Wuyang (刘伍洋), ZHANG Jiandong (张剑东), WANG Zhe (王哲), CHENG Wenlong (程文龙), GE Jun (葛军), SONG Dongfeng (宋东风), FENG Wencui (冯文萃), LI Guoping (李国平), TAO Hongbing (陶红兵), WEI Zhenghui (尉征慧), ZHANG Xuefei (张学飞) and LIU Enpeng (刘恩鹏).

Schedule III

SCHEDULE IV

EXISTING SIGNIFICANT GROUP COMPANIES

Part A

1.              Beike Group (Cayman) Limited贝壳集团（开曼）有限公司

2.              Beike Holdings (Cayman) Limited贝壳控股（开曼）有限公司

3.              Beike Investments (Cayman) Limited 贝壳投资（开曼）有限公司

4.              Beike Fintech Holdings（Cayman）Limited

5.              Beike Finance Holdings（Cayman）Limited

6.              Beike Group (BVI) Limited贝壳集团（维京群岛）有限公司

7.              Beike Holdings (BVI) Limited贝壳控股（维京群岛）有限公司

8.              Beike Investments (BVI) Limited贝壳投资（维京群岛）有限公司

9.              Beike Fintech Holdings（BVI）Limited

10.       Beike Finance Holdings（BVI）Limited

11.       Beike Group (Hong Kong) Limited貝殼集團（香港）有限公司

12.       Beike Investments (Hong Kong) Limited 貝殼投資（香港）有限公司

13.       Smart Linkage (HK) Co., Limited

14.       Pontus Development (Hong Kong) Limited (formerly known as Beike Development (Hong Kong) Limited  (貝殼發展（香港）有限公司))

15.       Sharehome HK International Limited香港享住国际有限公司

16.       Beike Investment Holdings Limited贝壳投资控股有限公司

17.       Beike Fintech Holdings（Hong Kong）Limited

18.       Beike Finance Holdings（Hong Kong）Limited

19.       HK Leaping MEIKO Limited

20.       Jinbei (Tianjin) Technology Co., Ltd. (金贝（天津）技术有限公司)

21.       Yinbei (Tianjin) Technology Co., Ltd. (银贝（天津）科技有限公司)

22.       Shibei (Tianjin) Technology Co., Ltd. (拾贝（天津）科技有限公司)

23.       Beike (Tianjin) Investment Co., Ltd. (贝壳（天津）投资有限公司)

24.       Beike Jinke (Tianjin) Technology Co., Ltd. (贝壳金科（天津）技术有限公司)

25.       Xibei (Tianjin) Technology Co., Ltd. (喜贝 (天津 )科技有限公司 )

26.       Shanghai Beiru Information Technology Co., Ltd. (上海贝如信息科技有限公司 )

27.       Beike (China) Investment Holding Co., Ltd. (贝壳 (中国 )投资控股有限公司 )

28.       Beijing Lianjia Real Estate Agency Co., Ltd. (北京链家房地产经纪有限公司) (“Beijing Lianjia”)

29.       Beijing Yiju Taihe Technology Co., Ltd. (北京宜居泰和科技有限公司) (“Beijing Yiju”), formerly known as Beijing Boheng Taihe Advertising Co., Ltd. (北京博恒泰和广告有限公司)

30.       Tianjin Xiaowu Information Technology Co., Ltd. (天津小屋信息科技有限公司) (“Tianjin Xiaowu”)

31.       Lianjia (Tianjin) Enterprise Management Co., Ltd. (链家 (天津 )企业管理有限公 司)

Schedule IV-1

Part B

1.              德佑房地产经纪有限公司

2.              四川链家房地产经纪有限公司

3.              贝壳找房（北京）科技有限公司

4.              深圳链家房地产经纪有限公司

5.              北京方源房地产咨询服务有限公司

6.              海南链家旅居产业科技服务有限公司

7.              广东链家房地产经纪有限公司

8.              大连链家房地产经纪有限公司

9.              天津链家宝业房地产经纪有限公司

10.       重庆房江湖信息科技有限公司

11.       重庆链家房地产经纪有限公司

Schedule IV-2

SCHEDULE V

KEY PERSONS

	Title	ID/Passport Number
Zuo Hui左晖	董事长	130302197101190414
Shan Yigang单一刚	董事	210203197302060051
Peng Yongdong彭永东	董事/CEO	342623197911118958
Wang Yongqun王拥群	董事/COO	422426197106181610
Xu Tao徐涛	CFO	110105197307295451
Shao Fei邵非	董事	360403197504251810
Xu Wangang徐万刚	董事/大中华北区COO	510102196511137478
Zhang Haiming张海明	大中华南区COO	13032319840125261X
Li Fengyan李峰岩	大中华华北省区总经理	230802197501010911

Schedule V

SCHEDULE VI

CERTAIN COMPANY RESTRICTED PERSONS

1.              58.com Inc./北京五八信息技术有限公司;

2.              Fang Holdings Limited / 北京搜房科技发展有限公司;

3.              E-House (China) Enterprise Holdings Limited / 易居(中国)企业控股有限公司;

4.              Sankuai Technology Co., Ltd. / 北京三快在线科技有限公司;

5.              JD.com, Inc. / 北京京东叁佰陆拾度电子商务有限公司;

6.              Alibaba Group Holding Limited  / 阿里巴巴集团控股有限公司;

7.              河南蘑菇公寓管理有限公司;

8.              Shenzhen FangDD Network Technology Co., Ltd. / 深圳市房多多网络科技有限公司; and

9.              Beijing Sohu Internet Information Service Co.,Ltd. / 北京搜狐互联网信息服务有限公司.

Schedule VI

SCHEDULE VII

TENCENT RESTRICTED PERSONS

1.              Alibaba Group Holding Limited / 阿里巴巴集团控股有限公司;

2.              Yunfeng Capital or YF Capital. / 云锋基金, and any funds managed by the foregoing;

3.              Qihoo 360 Technology Co. Ltd. / 三六零安全科技股份有限公司;

4.              Zhejiang Ant Micro-finance Service Group Co. Ltd. / 浙江蚂蚁小微金融服务集团股份有限公司;

5.              Bytedance Ltd. / 北京字节跳动科技有限公司; and

6.              Any entity in which any of the Persons as set forth in any of the above items 1 to 5 holds directly or indirectly more than thirty percent (30%) of the total equity interest or voting rights of such entity

Schedule VII

SCHEDULE VIII

ADDRESS FOR NOTICES

1.              To the Company and any Significant Group Company:

Building 16 NO.5 Jiangtai Road, Chaoyang District, Beijing, China

Lianjia Real Estate Agency Co., Ltd.

E-mail: shenglei@ke.com; chenyan044@ke.com

Contact: Mr. SHENG Lei; Mr. CHEN Yan

2.              Tianjin Huaxing Fengxiang Technology Partnership Enterprise (Limited Partnership):

No. 1, Fang 8, Yingke Centre

No. 2 North Worker’s Stadium Road

Chaoyang District, Beijing

E-Mail: xwwang@huaxing.com

Attention: Wang Xinwei (王新卫)

3.              Cypress Star Investments Limited:

Room 1203, 12th Floor, Avic Capital Tower, Building 2

Area 4, Wangjing dongyuan

Chaoyang District, Beijing

E-Mail: lvr@yicapital.com

Attention: Lv Ran (吕然)

4.              Baidu (Hong Kong) Limited:

Baidu HK

1102,The Lee Gardens, 33 Hysan Avenue

Causeway Bay, Hong Kong
E-Mail: lvwenying@baidu.com
Attention: Lv Wenying (吕文颖)

5.              Haixia Happiness Limited and Haixia Tiger L.P.:

Floor 22, East Building, Block D, Tsinghua Tongfang Science and Technology Plaza

No. 1 Wangzhuang Road

Haidian District, Beijing
E-Mail: zhangmingyi@haixiaasset.com
Attention: Zhang Mingyi (张明义)

Schedule VIII-1

6.              any Tencent Entity:

Level 29, Three Pacific Place
1 Queen’s Road East, Wanchai, Hong Kong
E-Mail: legalnotice@tencent.com

Attention: Compliance and Transactions Department

with a copy to:

Tencent Binhai Towers

No.33 Haitian 2nd Road

Nanshan District, Shenzhen

Email: PD_Support@tencent.com

Attention: Mergers and Acquisitions Department

7.              Green Frontier Investments Limited:

Floor 11, Building B, T3, Wangjing SOHO Center

No. 10, Wangjing Street

Chaoyang District, Beijiing
E-Mail: zhaorui1@newhope.cn
Attention: Zhao Rui (赵蕊)

8.              Vision Pelican Limited:

Room 2001, Floor 20, Building B, Ping An International Finance Centre

South Xinyuan Road

Chaoyang District, Beijing
E-Mail: lanezhao@innov-cap.com
Attention: Zhao Fu (赵福)

9.              Tianjin Honghua Jingrui Enterprise Management Partnership Enterprise (Limited Partnership):

Honghua Capital, No.1507, East Tower, World Financial Center

No. 1 Middle East Third Ring Road

Chaoyang District, Beijing

E-Mail: lijia@flamingocap.com

Attention: Li Jia (李嘉)

10.       Shining Wish Investment Limited:

C7-10, Aocheng Commercial Plaza

Binshui West Road

Nankai District, Tianjin
E-Mail: wangliming@sunac.com.cn
Attention: Wang Liming (王黎明)

11.       Golden Shell (BVI) Company Limited:

55/F, Bank of China Tower,

1 Garden Road, Hong Kong

E-Mail: mofan@vanke.com/ wingkitchan@vanke.com

Attention: Mo Fan/ Chan Wing Kit

Schedule VIII-2

with a copy to:

Wanke Center, No. Jia 1

Nongzhan South Road

Chaoyang District, Beijing

E-Mail: lijj28@vanke.com

Attention: Li Jinjin (李金金)

12.       HH SHL Holdings Limited:

Floor 28, Building B, Ping An International Finance Centre

No.1-3 South Xinyuan Road

Chaoyang District, Beijing
E-Mail: yma@hillhousecap.com；Legal@hillhousecap.com

Attention: Ma Yuan (马源)

13.       Sichuan Business No.10 Holdings Limited:

Floor 22, Building 2

No.366 Jinshi Road

Jinjiang District, Chengdu, Sichuan

E-Mail: liujb@csfund1.com

Attention: Liu Jinbo (刘金波)

14.       Trinity Investment Holdings Ltd.:

HK Office Address:
Suite 1702-03, 17/F, One Exchange Square
8 Connaught Place, Central

Hong Kong

E-Mail: lilyxydd@126.com

Attention: Yang Lili (杨莉莉)

15.       Tianjin Huaxing Fengfu Technology Partnership Enterprise (Limited Partnership):

No. 1, Fang 8, Yingke Centre

No. 2 North Worker’s Stadium Road

Chaoyang District, Beijing

E-Mail: xwwang@huaxing.com

Attention: Wang Xinwei (王新卫)

16.       Hongtu Capital Limited:

Floor 14, Minsheng Finance Mansion

Haitian Road

Futian District, Shenzhen

E-Mail: dadachenteng@163.com

Attention: Chen Teng (陈腾)

Schedule VIII-3

17.       Huaxing Growth Capital III, L.P. and Villa Shell I Limited :

北京市朝阳区工人体育场北路甲2号盈科中心捌坊1号

Tel: 010-85679988

E-Mail: xwwang@huaxing.com

Attention: Wang Xingwei (王新卫)

18.       Knight Ray Limited:

Nerine Chambers, PO Box 905

Road Town, Tortola, British Virgin Islands

E-Mail: hpang@gawcapital.com.cn

Attention: Humbert Hing Bong Pang

19.       H Capital V L.P. and H Capital XM, L.P. :

Campbells Corporate Services Limited, Floor 4, Willow House

Cricket Square, Grand Cayman KY1-9010

Cayman Islands

E-Mail: zuzu@hcapital-management.com, zliu@gunder.com, stan@gunder.com

Attention: Zuzu Zhu, Zhen Liu, Shuyue Tan

20.       HH SPR-IX Holdings Limited and HH PDII Holdings Limited:

Suite 2202, 22nd Floor, Two International Finance Centre,

8 Finance Street,

Central, Hong Kong

E-Mail: lmhuang@hillhousecap.com, with a copy to Legal@hillhousecap.com

Attention: Liming HUANG

21.       Perseus Technology Investment Limited and Levee Venture Ltd.:

Unit 605-08, Wing On Centre, 111 Connaught Road Central

Sheung Wan, Hong Kong

E-Mail: ks@sourcecodecap.com, sy@sourcecodecap.com, xy@sourcecodecap.com

Attention: Charlie Cao

22.       Redview Capital Investment I Limited:

Suites 1702-03, 17/F, One Exchange Square,

8 Connaught Place, Central

Hong Kong

Facsimile: (852) 2801 4882

Email: zoujm@redviewcap.com; legal@nhfund.com

Attention: Director

23.       CGVC Company Limited and Star Cavity Limited:

Vistra Corporate Services Centre, Wickhams Cay II

Road Town, Tortola, VG1110

British Virgin Islands

E-Mail: rogerluo@countrygarden.com.cn

Attention: 罗杰

Schedule VIII-4

24.       PA Shell Limited:

22/F, Lujiazui, No. 1333, Pingan Finance Tower

Pu Dong New District, Shanghai

E-Mail: lance.liu@pingan.com

Attention: Liu Shengke (刘圣珂)

25.       SVF II Shell Subco (Singapore) Pte. Ltd.:

SB Investment Advisers (UK) Limited

69 Grosvenor Street

London W1K 3JP

United Kingdom

E-Mail: legal@softbank.com

Attention: Legal

with a copy (not constituting notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

E-Mail: deich@kirkland.com / tziyang.seow@kirkland.com

Attention: David Patrick Eich / Tzi Yang Seow

26.       SC GGF III Holdco, Ltd.:

2800 Sand Hill Rd #101

Menlo Park, CA 94025

USA

E-Mail: sequoiacapital@sequoiacap.com

27.       SCC Growth V Holdco P, Ltd.:

Conyers Trust Company (Cayman) Limited

Cricket Square, Hutchins Drive, PO Box 2681

Grand Cayman, KY1-1111, Cayman Islands

E-Mail: eip@sequoiacap.com

Attention: Ip Siu Wai Eva

Schedule VIII-5

SCHEDULE IX

ORIGINAL ISSUE DATES AND ORIGINAL ISSUE PRICES

Part A Series B Preferred Shares

Name of Shareholder	Original Issue Date	Original Issue Price
Tianjin Huaxing Fengxiang Technology Partnership Enterprise (Limited Partnership) (天津华兴丰翔科技合伙企业(有限合伙))	July 12, 2016	US$	12.3933
Cypress Star Investments Limited	April 1, 2016	US$	12.3933
Baidu (Hong Kong) Limited	April 1, 2016	US$	12.3933
Haixia Happiness Limited	December 16, 2016	US$	12.3933
Tencent Mobility Limited	June 23, 2016	US$	12.3933
Green Frontier Investments Limited	June 17, 2016	US$	12.3933
Vision Pelican Limited	November 4, 2016	US$	12.3933
Tianjin Honghua Jingrui Enterprise Management Partnership Enterprise (Limited Partnership) (天津红华菁睿企业管理合伙企业(有限合伙))	December 1, 2016	US$	12.3933
Morespark Limited	December 16, 2016	US$	12.3933
Parallel Stellar Investment Limited	December 16, 2016	US$	12.3933
HH PDII Holdings Limited	December 16, 2016	US$	12.3933

Part B Series C Preferred Shares

Name of Shareholder	Original Issue Date	Original Issue Price
Shining Wish Investment Limited	January 11, 2017	US$	16.1913
Golden Shell (BVI) Company Limited	January 11, 2017	US$	16.1913
Sichuan Business No.10 Holdings Limited	May 5, 2017	US$	16.1913
Trinity Investment Holdings Ltd.	May 20,2019	US$	16.1913
Tencent Mobility Limited	May 27, 2017	US$	16.1913
Green Frontier Investments Limited	June 7, 2017	US$	16.1913
HH SHL Holdings Limited	June 9, 2017	US$	16.1913
Hongtu Capital Limited	September 30, 2018	US$	16.1913
Tianjin Huaxing Fengfu Technology Partnership Enterprise (Limited Partnership) (天津华兴丰富科技合伙企业（有限合伙）)	October 11, 2017	US$	16.1913

Part C Series D Preferred Shares

Name of Shareholder	Original Issue Date	Original Issue Price
Tencent Mobility Limited	December 28, 2018	US$	19.0000
Parallel Galaxy Investment Limited	December 28, 2018	US$	19.0000
Huaxing Growth Capital III, L.P.	December 28, 2018	US$	19.0000
Knight Ray Limited	December 28, 2018	US$	19.0000
Haixia Tiger L.P.	December 28, 2018	US$	19.0000
HH SPR-IX Holdings Limited	December 28, 2018	US$	19.0000
H Capital V, L.P.	December 28, 2018	US$	19.0000
H Capital XM, L.P.	December 28, 2018	US$	19.0000
Perseus Technology Investment Limited	January 30, 2019	US$	19.0000
Levee Venture Ltd.	January 30, 2019	US$	19.0000
Villa Shell I Limited	April 2, 2019	US$	19.0000
Redview Capital Investment I Limited	April 10, 2019	US$	19.0000
CGVC Company Limited, formerly known as City Bliss Limited	April 30, 2019	US$	19.0000
Star Cavity Limited	August 8, 2019	US$	19.0000
PA Shell Limited	August 16, 2019	US$	19.0000
SVF II Shell Subco (Singapore) Pte. Ltd.	November 15, 2019	US$	19.0000

Schedule IX-1

Part D Series D+ Preferred Shares

Name of Shareholder	Original Issue Date	Original Issue Price
SVF II Shell Subco (Singapore) Pte. Ltd.	November 15, 2019	US$22.8000
SC GGF III Holdco, Ltd.	November 18, 2019	US$22.8000
SCC Growth V Holdco P, Ltd.	November 19, 2019	US$22.8000
HH PDII Holdings Limited	November 20, 2019	US$22.8000
Tencent Mobility Limited	November 29, 2019	US$22.8000
Parallel Stellar Investment Limited	November 29, 2019	US$22.8000

Schedule IX-2

SCHEDULE X

CAPITAL STRUCTURE

	Before SVF Closing		Upon Closing
Shareholders	Shares	%	Shares	%
Class B Ordinary Shares
Propitious Global Holdings Limited	186,657,850	34.31%	177,060,256	28.23%
Class A Ordinary Shares
Clover Rich Limited	10,529,832	1.94%	9,555,555	1.52%
Advance Harmony Holdings Limited	1,593,460	0.29%	1,446,024	0.23%
Blossom South Limited	5,367,568	0.99%	4,870,931	0.78%
Bright Auspicious Holdings Limited	5,082,226	0.93%	4,082,226	0.65%
Golden Commitment Limited	36,019,222	6.62%	29,099,664	4.64%
Golden Fortitude Enterprises Limited	329,965	0.06%	329,965	0.05%
Emerald Joy Limited	6,689,950	1.23%	6,070,959	0.97%
Eminent Hover Limited	786,165	0.14%	586,165	0.09%
Flame Harmony Limited	177,140	0.03%	88,570	0.01%
New Eminence International Limited	20,000,000	3.68%	17,600,000	2.81%
Unissued shares under ESOP	50,045,087	9.20%	50,045,087	7.98%
Treasury shares from repurchase	1,761,201	0.32%	0	0.00%
Morespark Limited			8,327,414	1.33%
Parallel Stellar Investment Limited			3,774,718	0.60%
HH PDII Holdings Limited			12,102,132	1.93%
Series B Preferred Shares
Tianjin Huaxing Fengxiang Technology Partnership Enterprise (Limited Partnership) (天津华兴丰翔科技合伙企业（有限合伙）)	16,553,066	3.04%	16,553,066	2.64%
Cypress Star Investments Limited	880,492	0.16%	880,492	0.14%
Baidu (Hong Kong) Limited	8,804,826	1.62%	8,804,826	1.40%
Haixia Happiness Limited	2,934,950	0.54%	2,934,950	0.47%
Tencent Mobility Limited	8,804,826	1.62%	8,804,826	1.40%
Green Frontier Investments Limited	9,391,821	1.73%	9,391,821	1.50%
Haixia Happiness Limited	7,043,866	1.29%	2,665,154	0.42%
Vision Pelican Limited	2,934,950	0.54%	2,934,950	0.47%
Tianjin Honghua Jingrui Enterprise Management Partnership Enterprise (Limited Partnership) (天津红华菁睿企业管理合伙企业（有限合伙）)	2,347,955	0.43%	2,347,955	0.37%

Schedule X-1

	Before SVF Closing		Upon Closing
Shareholders	Shares	%	Shares	%
Parallel Stellar Investment Limited			682,871	0.11%
Morespark Limited			1,506,485	0.24%
HH PDII Holdings Limited			2,189,356	0.35%
Series C Preferred Shares
Tencent Mobility Limited	2,791,743	0.51%	2,791,743	0.45%
Green Frontier Investments Limited	14,667,350	2.70%	14,667,350	2.34%
Shining Wish Investment Limited	27,917,359	5.13%	27,917,359	4.45%
Golden Shell (BVI) Company Limited	27,917,359	5.13%	27,917,359	4.45%
HH SHL Holdings Limited	9,305,794	1.71%	9,305,794	1.48%
Sichuan Business No.10 Holdings Limited	465,282	0.09%	465,282	0.07%
Trinity Investment Holdings Ltd.	465,289	0.09%	465,289	0.07%
Tianjin Huaxing Fengfu Technology Partnership Enterprise (Limited Partnership) (天津华兴丰富科技合伙企业（有限合伙）)	5,583,462	1.03%	5,583,462	0.89%
Hongtu Capital Limited	4,999,997	0.92%	4,999,997	0.80%
Series D Preferred Shares
Tencent Mobility Limited	26,315,789	4.84%	26,315,789	4.20%
Parallel Galaxy Investment Limited	15,789,474	2.90%	15,789,474	2.52%
Huaxing Growth Capital III, L.P.	789,474	0.15%	789,474	0.13%
Knight Ray Limited	5,263,158	0.97%	5,263,158	0.84%
H Capital V, L.P.	1,168,947	0.21%	1,168,947	0.19%
H Capital XM, L.P.	1,462,632	0.27%	1,462,632	0.23%
HH SPR-IX Holdings Limited	4,210,526	0.77%	4,210,526	0.67%
Haixia Tiger L.P.	276,316	0.05%	276,316	0.04%
Perseus Technology Investment Limited	631,579	0.12%	631,579	0.10%
Levee Venture Ltd.	2,105,263	0.39%	2,105,263	0.34%
Villa Shell I Limited	259,211	0.05%	259,211	0.04%
Redview Capital Investment I Limited	1,578,947	0.29%	1,578,947	0.25%
(After 03/31/2019)
CGVC Company Limited	2,631,579	0.48%	2,631,579	0.42%
STAR CAVITY LIMITED	842,105	0.15%	842,105	0.13%
PA SHELL LIMITED	1,789,474	0.33%	1,789,474	0.29%

Schedule X-2

	Before SVF Closing		Upon Closing
Shareholders	Shares	%	Shares	%
SVF II Shell Subco (Singapore) Pte. Ltd.			21,052,632	3.36%
Series D+ Preferred Shares
SVF II Shell Subco (Singapore) Pte. Ltd.			41,666,667	6.64%
Tencent Mobility Limited			5,002,339	0.80%
Parallel Stellar Investment Limited			2,267,500	0.36%
HH PDII Holdings Limited			4,443,329	0.71%
SC GGF III Holdco, Ltd.			6,578,947	1.05%
SCC Growth V Holdco P, Ltd.			2,217,049	0.35%
Total	543,964,527	100.0%	627,192,990	100.0%

Schedule X-3

ANNEX A

REGISTRATION RIGHTS

The Designated Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company Securities (or securities representing interests in the Company Securities) in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.                                      Demand Registration.

(a)                                 If, at any time following one hundred and eighty (180) days after the effective date of the registration statement for a Public Offering, the Company shall receive a request from the Designated Holders holding at least five percent (5%) Registrable Securities then outstanding (the “Requesting Shareholder”) that the Company effect the registration of the Registrable Securities under the Securities Act of such Requesting Shareholder’s Registrable Securities where the anticipated gross proceeds (before the deduction of any discounts or commissions) would be at least US$200 million (the “Demand Threshold”), then the Company shall promptly give notice of such requested registration (each such request, a “Demand Registration”) to the other Shareholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)                                     all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 1; and

(ii)                                  subject to the restrictions set forth in Sections 1(e) and 2, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholders with rights to request registration under this Section 1 (all such Shareholders, together with the Requesting Shareholders, and any Shareholders participating in a Piggyback Registration pursuant to Section 2, the “Registering Shareholders”) have requested the Company to register by request received by the Company within five (5) Business Days after such Shareholders receive the Company’s notice of the Demand Registration;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to Section 1(d), the Company shall not be obligated to effect more than three (3) Demand Registrations for such Requesting Shareholder, other than Demand Registration to be effected pursuant to a Registration Statement on Form F-3, for which an unlimited number of Demand Registrations (including Shelf Offerings) shall be permitted.  In no event shall the Company be required to effect more than one Demand Registration hereunder within any six- (6-) month period, provided that this restriction shall not apply to the filing of a Shelf Registration Statement and a Shelf Offering off such Shelf Registration Statement.

Annex A-1

(b)                                 Promptly after the expiration of the five- (5-) Business Day period referred to in Section 1(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(c)                                  The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected.

(d)                                 A Demand Registration shall not be deemed to have occurred:

(i)                                     unless the registration statement relating thereto (1) has become effective under the Securities Act and (2) has remained effective for a period of at least one hundred and eighty (180) days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); or

(ii)                                  if the Maximum Offering Size is reduced in accordance with Section 1(e) so that less than fifty percent (50%) of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(e)                                  If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, all Registrable Securities requested to be registered by the Requesting Shareholders;

(ii)                                  second, all Registrable Securities requested to be included in such registration by any other Registering Shareholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder); and

(iii)                               third, any securities proposed to be registered by any other Persons (including the Company), with such priorities among them as the Company shall determine.

Annex A-2

(f)                                   Upon notice to each Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 1 on one occasion during any period of twelve (12) consecutive months for a reasonable time specified in the notice but not exceeding ninety (90) days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(g)                                  After the closing of an initial Public Offering, the Company shall use its best efforts to qualify for registration on Form F-3. At any time following the consummation of an initial Public Offering and when the Company is eligible to use a Form F-3 registration statement, each Designated Holder may request the Company in writing to file an unlimited number of Registration Statements on Form F-3 (or any successor form to Form F-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities (including without limitation a Registration Statement for the sale on a continuous or a delayed basis by the holders of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC) for which the Company is entitled to use Form F-3 or a comparable form to register the requested Registrable Securities (a “Shelf Registration Statement”). If the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) at the time any such request is submitted to the Company or if the Company will become a “well-known seasoned issuer” by the time of the filing of such Shelf Registration Statement, such Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Upon receipt of such a request the Company shall (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities and (ii) as soon as practicable, and in any event within ninety (90) days of the receipt of such request, cause the Registrable Securities specified in the request to be registered and qualified for sale and distribution in such jurisdictions as such Designated Holder may reasonably request.  Each Designated Holder may at any time, and from time to time, require the Company to effect the registration of Registrable Securities under this Section 1(g).

(h)                                 For so long as a Shelf Registration Statement is and remains effective, each Designated Holder will have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such Shelf Registration Statement (“Shelf Registrable Securities”). If a Designated Holder desires to sell Registrable Securities pursuant to an underwritten offering, they shall deliver to the Company a written notice (a “Shelf Offering Notice”) specifying the number of Shelf Registrable Securities that such holder desires to sell pursuant to such underwritten offering (the “Shelf Offering”). The Demand Threshold shall not apply to any Shelf Offering, including any Underwritten Block Trade.

Annex A-3

Notwithstanding the other time periods set forth in this Section 1, the Company (1) as promptly as practicable, but in no event later than five (5) Business Days after receipt of a Shelf Offering Notice, will give written notice of such Shelf Offering Notice to all other holders of Shelf Registrable Securities that have been identified as selling stockholders in such Shelf Registration Statement and are otherwise permitted to sell in such Shelf Offering, (2) subject to Section 1(e), will include in such Shelf Offering all Shelf Registrable Securities with respect to which the Company has received written requests for inclusion (which request will specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) Business Days after the receipt of the Shelf Offering Notice, and (3) will, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Offering Notice), use its reasonable best efforts to facilitate such Shelf Offering. The Company will, at the request of any Designated Holder, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Designated Holder to effect such Shelf Offering.

(i)                                     If a Designated Holder desires to engage in an underwritten block trade or bought deal off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement) (each, an “Underwritten Block Trade”), then notwithstanding the other time periods set forth in this Section 1, (1) such Designated Holder will notify the Company of its intention to undertake an Underwritten Block Trade not less than five (5) Business Days prior to the day such offering is first anticipated to commence, (2) if requested by the Designated Holder, the Company will promptly notify other holders of Shelf Registrable Securities of such Underwritten Block Trade and such notified holders (each, a “Potential Participant”) may elect whether or not to participate no later than the next Business Day (i.e. two (2) Business Days prior to the day such offering is to commence) (unless a longer period is agreed to by the Designated Holder who initiated such Underwritten Block Trade), and (3) the Company will as expeditiously as possible use its reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it prices and which may price on the date it commences). Any Potential Participant’s request to participate in an Underwritten Block Trade shall be binding on the Potential Participant; provided further that each such electing Potential Participant may condition its participation on the Underwritten Block Trade being completed within fifteen (15) Business Days after its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Participant of not less than ninety percent (90%) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Participant’s election to participate.

2.                                      Piggyback Registration.

(a)                                 If at any time following an initial Public Offering the Company proposes to register any Company Securities under the Securities Act (other than a registration relating to Company Securities issuable upon exercise of employee

Annex A-4

stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such registration to each holder of Registrable Securities, which notice shall set forth such Shareholder’s rights under this Section 2 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2(b).  Upon the request of any such Shareholder made within five (5) Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (1) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 4(f) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (2) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b)                                 If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 1(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)                                     first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii)                                  second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

Annex A-5

(iii)                               third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

3.                                      Lock-Up Agreements.  If any registration of Registrable Securities shall be effected in connection with an underwritten Public Offering, upon the request of the lead managing underwriter in the Public Offering, each Shareholder shall execute a customary lock-up agreement with such managing underwriter providing that, subject to customary exceptions to be agreed between the managing underwriter and the Shareholders, no Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of Registrable Securities (except as part of such Public Offering) during the period beginning on the date of commencement of the offering until the earlier of (i) such time as the Company and the lead managing underwriter may agree and (ii) the earliest date that the Shareholder is allowed to effect such public sale or distribution pursuant to such request of the lead managing underwriter, provided that (1) these restrictions shall not apply for more than one hundred and eighty (180) days from pricing of a Public Offering (in the case of the initial Public Offering) or more than ninety (90) days from pricing of a Public Offering (in the case of any subsequent Public Offering) and (2) each Shareholder’s obligation to execute a lock-up agreement shall be subject to each officer and director of the Company executing a substantially similar form of lock-up agreement.

4.                                      Registration Procedures.  Whenever Shareholders request that any Registrable Securities be registered pursuant to Sections 1 or 2, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection with any such request:

(a)                                 The Company shall as expeditiously as practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than one hundred and eighty (180) days, or in the case of a Shelf Registration Statement, two (2) years (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder).

(b)                                 Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.  Each

Annex A-6

Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its best efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)                                 The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)                                  The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)                                   (i) The Designated Holders shall have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting

Annex A-7

from the exercise by any such Designated Holder of a Demand Registration, which underwriter or underwriters may include any Affiliate of any Designated Holder, and (ii) the Designated Holders holding a majority of the voting power of the Registrable Securities (voting as a single class) shall have the right to select an underwriter or underwriters in connection with a Demand Registration of a Designated Holder, which selection shall be subject to the approval of the Company, not to be unreasonably withheld.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority.

(g)                                  Upon execution of confidentiality agreements in form and substance acceptable to the Company, the Company shall make available for inspection by any holder of Registrable Securities and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 4 and any attorney, accountant or other professional retained by any such holder of Registrable Securities or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to fulfill their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public.  Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)                                 The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor requests.

Annex A-8

(i)                                     The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(j)                                    Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 4(e).

5.                                      Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.

6.                                      Indemnification by Participating Shareholders.  Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section

Annex A-9

15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.  Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 6.  As a condition to including Registrable Securities in any registration statement filed in accordance with this Annex A, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Shareholder shall be liable under this Section 6 for any Damages (taken together with any liability under Section 8) in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder pursuant to such registration statement.

7.                                      Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Annex A, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Annex A-10

8.                                      Contribution.  If the indemnification provided for in this Annex A is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters.  The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount (taken together with any liability under Section 6) in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) pursuant to such registration statement exceeds the amount of any

Annex A-11

Damages that such Shareholder has otherwise been required to pay hereunder.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Shareholder’s obligation to contribute pursuant to this Section 8 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

9.                                      Participation in Public Offering.  No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

10.                               Cooperation by the Company.  If any Shareholder intends to transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request. Specifically, the Company agrees to (1) make and keep publicly available information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; (2) file with or submit to the SEC in a timely manner all reports and other documents required of the Company under all applicable securities laws; and (3) cooperate with each such Shareholder regarding the removal of any restrictive legends associated with such transfer pursuant to Rule 144, including by delivering to the transfer agent customary documents and instructions reasonably requested by the transfer agent and such Shareholders and causing its counsel to deliver customary opinions to the transfer agent in connection with such transfers (subject to delivery by such Shareholders of customary representation letters).

11.                               Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation other than the Securities Act.

12.                               Termination of Registration Rights.  The rights set forth in this Annex A shall terminate upon the earliest of: (i) the date of the completion of a Liquidation Event; (ii) as to any holder, when all Registrable Securities held by such holder may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144; and (iii) the date that is the fifth (5th) anniversary following the consummation of an initial Public Offering of the Company.

Annex A-12

ANNEX B

PERMITTED INVESTMENTS OF ORDINARY SHAREHOLDER CONTROLLING PERSONS

序号	姓名	对外投资的企业	统一社会信用代码/注册号	持股比例	备注
1	单一刚	北京自如资产管理有限公司	91110228MA001BECXB	5.4%
2	徐万刚	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
3	左晖	北京自如资产管理有限公司	91110228MA001BECXB	94.6%
		北京丁丁优房科技信息有限公司	911101083272315726	99%	通过天津高通商务咨询有限公司持股
		上海诺衍投资管理中心（有限合伙）	91310120MA1HK57K57	84.77%
		广州向日葵信息科技有限公司	91440104695198542C	7.75%	通过上海诺衍投资管理中心（有限合伙）持股
		向日葵保险经纪有限公司	9144010166995691X2	7.75%	广州向日葵信息科技有限公司持有100%的股权
		广州正宏保险代理有限公司	91440111691543273C	7.75%	广州向日葵信息科技有限公司持有100%的股权
		广州市葵网商务咨询有限责任公司	914401063557355404	7.75%	广州向日葵信息科技有限公司持有100%的股权
		深圳市葵园科技有限公司	914403003593853653	7.75%	广州向日葵信息科技有限公司持有100%的股权
		上海保葵信息科技有限公司	91310120MA1HLTRA17	7.75%	广州向日葵信息科技有限公司持有100%的股权
4	杜欣	深圳市中诚致信融资担保有限公司	914403007992012591	90%
		深圳市房贷通置业代理服务有限公司	91440300797995411P	90%
		湖南房贷通投资担保有限公司	9143010568950155X4	90%	通过中诚致信持股
		北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有

Annex B-1

序号	姓名	对外投资的企业	统一社会信用代码/注册号	持股比例	备注
5	陈戎	广州向日葵信息科技有限公司	91440104695198542C	23.46%	直接以及通过上海诺衍投资管理中心（有限合伙）、上海铠踊投资管理中心（有限合伙）、上海岚樊持股投资管理中心（有限合伙）持股
		向日葵保险经纪有限公司	9144010166995691X2	34.56%	广州向日葵信息科技有限公司持有100%的股权
		广州正宏保险代理有限公司	91440111691543273C	34.56%	广州向日葵信息科技有限公司持有100%的股权
		广州市葵网商务咨询有限责任公司	914401063557355404	34.56%	广州向日葵信息科技有限公司持有100%的股权
		深圳市葵园科技有限公司	914403003593853653	34.56%	广州向日葵信息科技有限公司持有100%的股权
		上海保葵信息科技有限公司	91310120MA1HLTRA17	34.56%	广州向日葵信息科技有限公司持有100%的股权
		上海诺衍投资管理中心(有限合伙)	91310120MA1HK57K57	8.78%	通过广州市恒捷管理顾问有限公司持股
		上海铠踊投资管理中心(有限合伙)	91310120MA1HK57NXL	49.95%
		上海岚樊投资管理中心(有限合伙)	91310120MA1HK57J7C	49.95%
		广州市恒捷管理顾问有限公司	914401017142553200	97.5%
		北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
6	阮广杰	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
7	高军	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
8	党杰	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
9	周小龙	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有

Annex B-2

序号	姓名	对外投资的企业	统一社会信用代码/注册号	持股比例	备注
10	刘潇潇	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
11	丁宗洋	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
12	冯文萃	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
13	冯霞	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
14	顾非凡	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
15	林俊权	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
16	刘伍洋	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
17	张剑东	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
18	王哲	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
19	宋东风	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
20	尉征慧	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
21	张学飞	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
22	李国平	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
23	陶红兵	北京星缤纷悦资产管理有限公司	91110105335427911N	100%
		北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有
24	邵非	北京自如资产管理有限公司	91110228MA001BECXB	/	间接持有

Annex B-3

ANNEX C

DEED OF ADHERENCE

This Deed of Adherence (this “Deed”) is made as of the date written below by and among the undersigned (the “Joining Party”) and KE Holdings Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), in accordance with the Second Amended and Restated Investor Rights Agreement dated November 29, 2019 (as amended, the “Investor Rights Agreement”) by and among the Company, Mr. Zuo Hui, each Person listed on Schedule I, Schedule II, Schedule III and Part A of Schedule IV thereto.  The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company. Capitalized terms used but not defined in this Deed shall have the meaning ascribed to such terms in the Investor Rights Agreement.

The Joining Party hereby acknowledges, agrees and undertakes that, by its execution of this Deed, the Joining Party shall be deemed to be a party to the Investor Rights Agreement and to perform the obligations imposed by the Investor Rights Agreement in all respects as if it had executed the Investor Rights Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investor Rights Agreement.  This Deed is made for the benefit of (a) the original parties to the Investor Rights Agreement and (b) any other Person or Persons who after the date of the Investor Rights Agreement (whether or not prior to or after the date of this Deed) adheres to the Investor Rights Agreement. Each existing Shareholder and the Company shall be entitled to enforce the Investor Rights Agreement against the Joining Party, and the Joining Party shall be entitled to all rights and benefits of [the holder of Series D Preferred Shares]/[[name of the selling Shareholder] (other than those that are non-assignable) under the Investor Rights Agreement] in each case as if the Joining Party had been an original party to the Investor Rights Agreement.

The address for notice of the Joining Party shall be as follows:

Address:	[•]
Attention:	[•]
Email:	[•]
Facsimile:	[•]

This Deed of Adherence shall be governed by and construed in accordance with the laws of Hong Kong.

Annex C-1

IN WITNESS WHEREOF, the undersigned has executed this Deed of Adherence on the date written below.

Date:

Signed, Sealed and Delivered	)
as a deed by	)
[name of Joining Party]	)	Director
acting by [a director and its secretary/two directors]	)

Director/Secretary

Date:

Signed, Sealed and Delivered	)
as a deed by	)
KE Holdings Inc.	)	Director
acting by a director	)

Annex C-2

OR

The common seal of	)	[Common seal to be affixed here]
[name of Joining Party]	)
was affixed in the presence of:	)

Director

Director/Secretary/Person authorized by the board of directors

Date:

Signed, Sealed and Delivered	)
as a deed by	)
KE Holdings Inc.	)	Director
acting by a director	)

Annex C-3

ANNEX D

MEMORANDUM AND ARTICLES

Annex D